UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Chimera Investment Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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ANNUAL MEETING AND PROXY STATEMENT

Annual Meeting To Be Held June 14, 2023

To the Stockholders of Chimera Investment Corporation:

It is my pleasure to invite you to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of Chimera Investment Corporation, a Maryland corporation (“Chimera” or “the Company”), that will be held on June 14, 2023, at 10:00 a.m., Eastern Time.

This year’s Annual Meeting will once again be a virtual meeting held over the Internet. We believe that the use of the Internet to host the Annual Meeting enables expanded stockholder participation. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/CIM2023 and entering your 16-digit control number.

The accompanying notice of the Annual Meeting and Proxy Statement tell you more about the agenda and procedures for the meeting. They also describe, among other things, how the Company’s Board of Directors operates and provide information about our director candidates, executive officer and director compensation and corporate governance. I look forward to sharing more information with you about Chimera at the Annual Meeting.

Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, I urge you to authorize your proxy as soon as possible. You may authorize your proxy on the Internet, by telephone, or by mail. Your vote will ensure your representation at the Annual Meeting regardless of whether you attend via webcast on June 14, 2023.

Sincerely,

Phillip J. Kardis II
Chief Executive Officer
April 26, 2023

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF CHIMERA INVESTMENT CORPORATION

Time:	10:00 a.m. Eastern Time
Date:	Wednesday, June 14, 2023
Place:	Virtual meeting via webcast at www.virtualshareholdermeeting.com/CIM2023
Purpose:

This year’s Annual Meeting will be held for the following purposes:

•

To elect (i) two Class I Directors, Kevin G. Chavers and Gerard Creagh, each to serve until our annual meeting of stockholders in 2026 and until their successors are duly elected and qualify, (ii) one Class II Director, Mark Abrams, to serve until our annual meeting of stockholders in 2024 and until his successor is duly elected and qualifies, and (iii) one Class III Director, Phillip J. Kardis II, to serve until our annual meeting of stockholders in 2025 and until his successor is duly elected and qualifies;

•

To consider and vote upon a non-binding advisory resolution to approve our executive compensation;

•

To consider and vote upon a non-binding recommendation for the frequency of advisory votes on our executive compensation;

•

To consider and vote on the Company’s 2023 Equity Incentive Plan;

•

To consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023; and

•

To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Other Important Information:

•

We utilize the “notice and access” model rather than mailing full sets of proxy materials to stockholders, as we think, among other things, the Company benefits from the reduced costs associated with this method of delivery. Thus, on or about April 26, 2023, we expect to commence mailing of a Notice of Internet Availability of Proxy Materials, which contains information regarding electronic access to our proxy materials and voting information. However, we will mail hard copies of the proxy materials to any stockholder who requests them. Our Proxy Statement and 2022 Annual Report are available at www.proxyvote.com.

•

Record holders of our common stock at the close of business on April 13, 2023 may attend and vote at the Annual Meeting and any adjournments or postponements thereof.

•

Your shares cannot be voted unless they are represented by proxy or in person by the record holder attending the Annual Meeting via webcast. Whether or not you plan to attend the Annual Meeting via webcast, please vote your shares by proxy to ensure they are represented at the Annual Meeting.

By order of the Board of Directors,

Fei Wang
Corporate Secretary and Associate General Counsel

 Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting To Be Held June 14, 2023.
Our Proxy Statement and 2022 Annual Report to Stockholders are available at www.proxyvote.com.

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630 FIFTH AVENUE, SUITE 2400
NEW YORK, NEW YORK 10111

________________________

2023 ANNUAL MEETING OF STOCKHOLDERS

________________________

PROXY STATEMENT

INFORMATION ABOUT THE MEETING

General Information

These materials are intended to solicit proxies on behalf of the Board of Directors of Chimera Investment Corporation, a Maryland corporation (which we refer to as “Chimera,” the “Company,” “we,” or “us”), for the 2023 annual meeting of stockholders (“Annual Meeting”), including any adjournment or postponement thereof. This year, the Annual Meeting will once again be a virtual meeting of stockholders. This means you will be able to attend the Annual Meeting, vote and submit questions during the Annual Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/CIM2023. The meeting will convene at 10:00 a.m. Eastern Time on June 14, 2023.

Items to be Voted on at the Annual Meeting

(1)	Election of (i) two Class I Directors, Kevin Chavers and Gerard Creagh, each to serve until our annual meeting of stockholders in 2026 and until their successors are duly elected and qualify, (ii) one Class II Director, Mark Abrams, to serve until our annual meeting of stockholders in 2024 and until his successor is duly elected and qualifies, and (iii) one Class III Director, Phillip J. Kardis II, to serve until our annual meeting of stockholders in 2025 and until his successor is duly elected and qualifies;
(2)	Consider and vote upon a non-binding advisory resolution to approve our executive compensation;
(3)	Consider and vote upon a non-binding recommendation for the frequency of advisory votes on executive compensation;
(4)	Consider and vote upon the Company’s 2023 Equity Incentive Plan; and
(5)	Ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for 2023.

Other than these five items, we know of no other business to be considered at the Annual Meeting. If any other business is properly presented at the Annual Meeting, your signed proxy card authorizes your proxy to vote on those matters in his or her discretion.

Board of Directors Recommendation

Our Board of Directors recommends that you vote:

(1)	“FOR” the election of each of the nominees as Directors;

(2)	“FOR” the approval of the non-binding advisory resolution on executive compensation;
(3)	“FOR EVERY YEAR” with regard to the frequency of the stockholder vote to approve executive compensation;
(4)	“FOR” the approval of the Company’s 2023 Equity Incentive Plan; and
(5)	“FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for 2023.

Stockholders Entitled to Vote at the Meeting

If you were a stockholder of record at the close of business on the record date for the meeting, April 13, 2023 (the “Record Date”), you are entitled to vote at the meeting. There were 232,093,167 shares of common stock outstanding and entitled to be voted on the Record Date. You will have one vote on each matter properly brought before the meeting for each share of common stock you own.

How to Vote Your Shares

Your vote is important. Your shares can be voted at the Annual Meeting only if (i) you are present in person by attending the virtual Annual Meeting via webcast and you vote your shares electronically at such meeting, as described in this Proxy Statement, or (ii) you are represented by proxy. Even if you plan to attend the Annual Meeting via webcast, we urge you to authorize your proxy in advance (i) electronically by going to the www.proxyvote.com website and following the instructions described on the Notice of Internet Availability of Proxy Materials (“Notice of Access card”), previously mailed to you or on your proxy card, (ii) by calling the toll-free number (for residents of the United States and Canada) listed on your Notice of Access card or your proxy card or (iii) by mail. Please have your proxy card in hand when going online or calling. If you authorize your proxy electronically through the website or by telephone, you do not need to return your proxy card. If you choose to authorize your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided so it is received no later than June 13, 2023.

If you hold your shares beneficially in street name, i.e., through a nominee (such as a bank or broker), you may be able to authorize your proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your broker or other nominee to vote these shares. Your broker or nominee will not vote your shares on the election of directors, the advisory resolution on executive compensation or the advisory resolution on the frequency of the stockholder vote to approve executive compensation, unless you provide instructions to your broker or nominee on how to vote your shares.

How to Revoke Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	authorizing your proxy again on the Internet or by telephone (only the latest Internet or telephone proxy will be counted), as described above;
•	properly executing and delivering a later-dated proxy card by mail;
•	voting electronically at the Annual Meeting via webcast; or
•	sending a written notice of revocation to the inspector of election in care of the Corporate Secretary of the Company at 630 Fifth Avenue, Suite 2400, New York, NY 10111 so it is received no later than June 13, 2023.

Voting at the Annual Meeting

The method by which you vote and authorize your proxy will in no way limit your right to vote at the Annual Meeting if you later decide to vote electronically during the Annual Meeting via webcast. If you hold your shares in street name, you must obtain a proxy executed in your favor from your nominee (such as your bank or broker) to be able to vote at the Annual Meeting.

Quorum for the Annual Meeting

A quorum will be present at the Annual Meeting if a majority of the votes entitled to be cast are present, either in person by attending the Annual Meeting via webcast or by proxy. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be postponed or adjourned to solicit additional proxies.

Votes Required to Approve Each Item

The voting requirements are as follows:

Proposal	Vote Required	Discretionary Voting Allowed
(1) Election of directors	Majority of votes cast for or against such nominee	No
(2) Approval of the advisory vote on executive compensation	Majority of votes cast	No
(3) Approval of advisory vote for the frequency of advisory votes on executive compensation	Majority of votes cast, but if not obtained, option that receives the most votes	No
(4) Approval of the Company’s 2023 Equity Incentive Plan	Majority of votes cast	No
(5) Ratification of the appointment of Ernst & Young LLP	Majority of votes cast	Yes

“Majority of votes cast” means a majority of the votes cast at the Annual Meeting on the proposal.

Effect of Abstentions and Broker “Non-Votes”

An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote, including by directing a proxy to abstain. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum at the Annual Meeting.

Discretionary voting occurs when a bank, broker or other holder of record does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal as to which the rules of the New York Stock Exchange (“NYSE”) permit such bank, broker, or other holder of record to vote. When banks, brokers, and other holders of record are not permitted under the NYSE rules to vote the beneficial owner’s shares on a proposal, and there is at least one other proposal on which discretionary voting is allowed, the affected shares are referred to as broker “non-votes.” Broker “non-votes” will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting.

Proposals No. 1, 2, 3 and 4 are considered “non-routine” matters that brokers may not vote on without instruction from beneficial owners. As a result, a broker non-vote will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting but will not be voted on these proposals. Abstentions and broker non-votes, if any, will have no effect on each of the proposals. Proposal No. 5 is, however, a proposal for which brokers do have discretionary voting authority.

Annual Meeting Admission and Process

You may attend the virtual Annual Meeting if you are a stockholder of record, a proxy of a stockholder of record, or a beneficial owner of our common stock with evidence of ownership. If you attend the virtual

Annual Meeting, you will be able to vote your shares and submit questions. Your vote is important. Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote as soon as possible by visiting the voting website www.proxyvote.com and submitting your vote in advance of the meeting. Make sure to have your proxy notice available and follow the instructions on the voting website.

You can submit questions by visiting www.virtualshareholdermeeting.com/CIM2023 and entering the control number included on your proxy notice, or otherwise provided by your bank, broker or other nominee. Only stockholders with a valid control number will be allowed to ask questions. We will try to answer as many stockholder questions as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to Annual Meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. For help with difficulties accessing the Annual Meeting, call the technical support phone lines that will be available beginning approximately 15 minutes before the Annual Meeting.

Internet Availability of Proxy Materials

We use a “notice and access” model rather than mailing full sets of proxy materials to stockholders, because we think, among other reasons, the Company benefits from the reduced costs associated with this method of delivery. Thus, pursuant to the rules of the Securities and Exchange Commission (“SEC”), we are making our proxy materials available to our stockholders electronically over the Internet rather than mailing the proxy materials. Accordingly, we are sending a Notice of Access card to our stockholders. All stockholders can access the proxy materials, including this Proxy Statement and our 2022 Annual Report to Stockholders, on the website referred to in the Notice of Access card or can request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice of Access card (as well as the proxy card). In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Solicitation of Proxies for the Annual Meeting

We are soliciting the proxy accompanying this Proxy Statement. We are bearing all costs associated with the solicitation of proxies for the Annual Meeting. This solicitation is being made primarily through the Internet and by mail, but may also be made by our directors, executive officers, employees and representatives by telephone, facsimile transmission, electronic transmission or in person. No compensation will be given to our directors, executive officers, or employees for this solicitation. Arrangements also will be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by these persons, and we will reimburse them for their reasonable out-of-pocket expenses. We will bear the total cost of soliciting proxies.

We have retained Innisfree M&A Incorporated (“Innisfree”), a proxy solicitation firm, to assist us in the solicitation of proxies for the Annual Meeting. We will pay Innisfree a fee of $15,000 for its services. In addition, we may pay Innisfree additional fees depending on the extent of additional services requested by us and will reimburse Innisfree for expenses Innisfree incurs in connection with its engagement by us.

Stockholders have the option to authorize their proxy over the Internet or by telephone. Please be aware that if you authorize your proxy over the Internet or by telephone, you may incur costs such as telephone and access charges for which you will be responsible.

Householding

We have adopted a procedure approved by the SEC called householding. Under this procedure, registered stockholders who have the same address and last name and who receive either (i) a Notice of Access card or (ii) paper copies of the proxy materials through the mail will receive only one copy of our proxy materials, or a single envelope containing the notices for all stockholders at that address. Stockholders who participate in householding will continue to receive separate proxy cards or Notice of Access card that will include each stockholder’s unique control number to vote the shares held in each account. If a stockholder of record residing at such an address wishes to receive separate proxy materials, he or she may request it orally or in writing by contacting us at Chimera Investment Corporation, 630 Fifth Avenue, Suite 2400, New York, New York 10111, Attention: Investor Relations, by emailing us at investor@chimerareit.com, or by calling us at (888) 895-6557, and we will promptly deliver to the stockholder the requested proxy materials. If a stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact us in the same manner. If you are an eligible stockholder of record receiving multiple copies of our proxy materials, you can request householding by contacting us in the same manner. If you own your shares through a bank, broker, or other nominee, you can contact the nominee.

Postponement or Adjournment of the Annual Meeting

We may postpone the Annual Meeting by making a public announcement of such postponement prior to the Annual Meeting. Our bylaws permit the chairman of the meeting to recess or adjourn the meeting, without notice other than an announcement at the Annual Meeting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public from commercial document retrieval services and at the Internet site maintained by the SEC at http://www.sec.gov.

Our website is www.chimerareit.com. We make available on this website under “Filings & Reports – SEC Filings,” free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

PROPOSAL 1 ELECTION OF DIRECTORS

We have three classes of Directors. The terms of our current Class I Directors, Mark Abrams, Kevin G. Chavers and Gerard Creagh expire at the Annual Meeting. Additionally, Phillip J. Kardis II was elected to the Board of Directors in December 2022 as a Class III Director but to stand for election at the Annual Meeting. We have nominated Kevin G. Chavers and Gerard Creagh for election as Class I Directors, who will serve until our annual meeting of stockholders in 2026. We have nominated Mark Abrams for election as a Class II Director, who will serve, with our other Class II Directors, until our annual meeting of stockholders in 2024. We have nominated Phillip J. Kardis II for election as a Class III Director, who will serve, with our other Class III Directors, until our annual meeting of stockholders in 2025.

Set forth below are the names and certain biographical information on each of our nominees for our Class I Directors, Class II Director, and Class III Director to be elected as the Annual Meeting, as well as each of our other Class II Directors and other Class III Directors.

Name	Current Class	Age*	Independent	Director Since
Kevin G. Chavers	I	59	Yes	June 2021
Gerard Creagh	I	65	Yes	April 2010
Mark Abrams	I	74	Yes	November 2007
Phillip J. Kardis II	III	61	No	December 2022

Sandra Bell	II	66	Yes	December 2021
Debra W. Still	II	70	Yes	March 2018
Brian P. Reilly	III	63	Yes	July 2019
Choudhary Yarlagadda	III	61	No	November 2020

*as of June 14, 2023

At the Annual Meeting, the stockholders will vote to elect (i) Kevin G. Chavers and Gerard Creagh as Class I Directors, whose terms will expire at our annual meeting of stockholders in 2026, and in each case until the election and qualification of their successors or to the earlier of their death, resignation or removal, (ii) Mark Abrams as a Class II Director, whose term will expire at our annual meeting of stockholders in 2024, and until the election and qualification of his successor or to the earlier of his death, resignation or removal and (iii) Phillip J. Kardis II as a Class III Director, whose term will expire at our annual meeting of stockholders in 2025, and until the election and qualification of his successor or to the earlier of his death, resignation or removal.

The Company’s Corporate Governance Guidelines provide that that no individual may stand for election to the Board beginning in the calendar year in which such individual had or will have his or her 75th birthday. In the best interests of the Company and its shareholders, the Board approved a one-time one-year waiver from this policy for Mark Abrams, whose 75th birthday will occur later this calendar year. As such, Mr. Abrams was nominated to serve as a Class II Director, with a one-year term expiring at the annual meeting of stockholders in 2024, and until the election and qualification of his successor or to the earlier of his death, resignation or removal.

Nominees for Election as Class I Directors

The following information is furnished regarding the nominees for re-election as Class I directors by the holders of common stock.

Kevin G. Chavers is one of our Class I Directors and joined our Board on June 10, 2021. Mr. Chavers has over 34 years of experience across multiple roles in the real estate finance and mortgage industry.

Mr. Chavers served as Managing Director of BlackRock in the Global Fixed Income and Securitized Asset Investment Team until April 2021, focusing on residential mortgage related assets, including RMBS, whole loans and MSRs. Mr. Chavers also served on the leadership team of BlackRock Impact Opportunity Fund, the Global Public Policy Group and BlackRock Solutions, Financial Markets Advisory Group. Prior to joining BlackRock in 2011, Mr. Chavers served as Managing Director of Morgan Stanley from 2003 to 2011 and Vice President of Goldman Sachs from 1998 to 2003. Mr. Chavers also served at various government agencies, including as the President of Ginnie Mae from 1995 to 1998. Mr. Chavers currently serves as a board member of Freddie Mac, SMBC Americas Holdings, Inc. and Toorak Capital Partners and on the board of trustees of Optimum Funds. In addition, Mr. Chavers serves as a board member of various nonprofit organizations, including the Enterprise Community Partners, the University of Virginia Foundation, Upper Manhattan Empowerment Zone, and the Bedford Stuyvesant Restoration Corporation. Mr. Chavers earned a J.D. from Harvard Law School and a Bachelor’s Degree from the University of Virginia.

The Board believes that Mr. Chavers’ experience and qualifications, including, among other things, his broad range of expertise in real estate finance, capital markets and mortgage industry, including the various management positions he has held in both private and public organizations in the mortgage-backed securities industry, and his board experience with other companies and organizations, make him a valuable member of the Board.

Gerard Creagh is one of our Class I Directors and joined our Board on April 1, 2010. Mr. Creagh was appointed as Chairman of the Board in December 2020. Since May 2011, Mr. Creagh has served as a Managing Partner at CVC Advisers LLC, a financial consulting firm. From September 2005 through April 2010, Mr. Creagh served as the President and a member of the Board of Directors of Duff & Phelps Corporation. From September 2005 to September 2007, Mr. Creagh served as President of Duff & Phelps Acquisitions, LLC. Prior to its merger with Duff & Phelps in September 2005, Mr. Creagh served as executive managing director of Standard & Poor’s Corporate Value Consulting practice. Mr. Creagh joined Standard & Poor’s from PricewaterhouseCoopers, where he held the position of North American Valuation Services practice leader. Mr. Creagh previously served as the U.S. leader for the Valuation Practice of Coopers & Lybrand. Mr. Creagh has a Bachelor’s Degree and Master’s Degree in mechanical engineering from Manhattan College and has an M.B.A. in finance from New York University’s Leonard N. Stern School of Business.

The Board believes that Mr. Creagh’s experience and qualifications, including, among other things, his experience in the oversight of risk management policies and procedures, his significant background as a lead corporate executive and his prior board experience with other companies, make him a valuable member of the Board.

Nominee for Election as a Class II Director

The following information is furnished regarding the nominee for election as a Class II director by the holders of common stock.

Mark Abrams is currently one of our Class I Directors and joined our Board on November 15, 2007. Mr. Abrams served as Chief Investment Officer of the Presidential Life Insurance Company from November 2003 until January 2013 and as Executive Vice President from 2005 until January 2013. He was Senior Vice President of the Presidential Life Insurance Company from 2001 to 2003, and Vice President from October 1994 to 2001. Mr. Abrams has a Bachelor’s Degree from Hobart College.

The Board believes that Mr. Abrams’s experience and qualifications, including, among other things, his experience as a chief investment officer and his prior executive management experience with other companies, make him a valuable member of the Board.

Nominee for Election as a Class III Director

The following information is furnished regarding the nominee for re-election as a Class III director by the holders of common stock.

Phillip J. Kardis II was elected one of our Class III Directors on December 10, 2022. Mr. Kardis is our Chief Executive Officer. Prior to becoming Chief Executive Officer in December 2022, Mr. Kardis served as the Company’s Chief Legal Officer and Secretary from September 2015 to December 2022. During his tenure as the Chief Legal Officer and Secretary, Mr. Kardis has been actively involved in leadership of the Company, its operations, and its strategic initiatives since its founding in 2007, and has played a key role in structuring the Company’s securitization, financing, and investment transactions. Mr. Kardis has been immersed in all aspects of the Company’s strategic planning, policies, and transactions, including serving on the Valuation Committee and Investment Committee. Mr. Kardis has recognized expertise in mortgage REITs and structured transactions. Prior to joining the Company in September 2015, Mr. Kardis was a partner with the law firm of K&L Gates LLP where he represented mortgage REITs and other companies and funds that acquire, originate, service and finance residential mortgage loans, mortgage servicing rights and mortgage-backed securities, including the Company. Prior to joining K&L Gates LLP in 2004, Mr. Kardis practiced corporate and securities law at several law firms. In addition, Mr. Kardis has held positions at the U.S. Department of Commerce, Rockwell International, the U.S. Senate Committee on the Budget and Analytic Services, Inc. Mr. Kardis has two BA degrees from George Washington University, an MA from George Washington University, an MA from George Mason University, and a JD from the Georgetown University Law Center.

The Board believes that Mr. Kardis’ significant industry knowledge and experience, including his intimate involvement with the Company since its IPO and critical role in structuring the Company’s securitization, financing and investment transactions, make him a valuable member of the Board.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (I) KEVIN G. CHAVERS AND GERARD CREAGH AS DIRECTORS EACH TO HOLD OFFICE UNTIL OUR ANNUAL MEETING OF STOCKHOLDERS IN 2026, IN EACH CASE, UNTIL HIS SUCCESSOR IS DULY ELECTED AND QUALIFIES, (II) MARK ABRAMS, AS A DIRECTOR TO HOLD OFFICE UNTIL OUR ANNUAL MEETING OF STOCKHOLDERS IN 2024 AND UNTIL HIS SUCCESSOR IS DULY ELECTED AND QUALIFIES, AND (III) PHILLIP J. KARDIS II AS A DIRECTOR TO HOLD OFFICE UNTIL OUR ANNUAL MEETING OF STOCKHOLDERS IN 2025 AND UNTIL HIS SUCCESSOR IS DULY ELECTED AND QUALIFIES.

Continuing Class II Directors

The following information is furnished regarding our Class II directors who will continue to serve on the Board until our 2024 annual meeting and until their respective successors are duly elected and qualified.

Sandra Bell is one of our Class II Directors and joined our Board on December 2, 2021. Ms. Bell served as the Chief Financial Officer of Tiptree Inc. from July 1, 2015 to March 31, 2023. Previously, Ms. Bell served as Chief Financial Officer of Prospect Mortgage, a private equity owned mortgage originator and servicer, and as Chief Financial Officer of PHH Corporation (“PHH”) a publicly traded, multi-divisional financial services company engaged in the private label mortgage services and fleet management businesses. Prior to PHH, Ms. Bell served as Executive Vice President and Chief Financial Officer of the Federal Home Loan Bank of Cincinnati. Prior to assuming her position at the Federal Home Loan Bank, Ms. Bell had been a Managing Director at Deutsche Bank Securities. Ms. Bell received a BA in Economics from The Ohio State University and an MBA from Harvard Business School.

The Board believes that Ms. Bell’s experience and qualifications, including, among other things, her extensive experience as the Chief Financial Officer of publicly traded companies and her prior executive management experience with other companies, make her a valuable member of the Board.

Debra W. Still is one of our Class II Directors and joined our Board on March 6, 2018. Ms. Still has served as Vice Chairman of Pulte Financial Services since April 1, 2023. Previously, Ms. Still had served as President and Chief Executive Officer of Pulte Financial Services from 2010, which includes the mortgage lending, title and insurance operations of PulteGroup, Inc. (NYSE: PHM), one of the nation’s largest homebuilders. In addition to Pulte Financial Services, Ms. Still is also President of, and a member of the board of managers of, Pulte Mortgage, LLC, a nationwide lender headquartered in Englewood, Colorado. Ms. Still began her career with Pulte Mortgage, LLC in 1983 where she served in various executive capacities, including Chief Operating Officer, prior to being named President in 2004. Ms. Still currently serves on the board of Enact Holdings, Inc. Ms. Still is a graduate of Ithaca College, Ithaca, N.Y., with a Bachelor of Science degree and has completed graduate work in Finance at George Washington University, Washington, D.C.

The Board believes that Ms. Still’s experience and qualifications, including, among other things, her significant experience as a senior executive in real estate finance overseeing mortgage lending operations, make her a valuable member of the Board.

Continuing Class III Directors

The following information is furnished regarding our Class I directors who will continue to serve on the Board until our 2025 annual meeting and until their respective successors are duly elected and qualified.

Brian P. Reilly is one of our Class III Directors and joined our Board on July 31, 2019. Mr. Reilly has over 34 years of experience across multiple roles in the financial services industry. Until May 2022, Mr. Reilly served as Senior Vice President and Chief Auditor of The Travelers Companies, Inc. (“The Travelers”), where he oversaw the global audit team in evaluating financial controls, operational efficiency, regulatory compliance and system and data integrity. Mr. Reilly had been the Chief Auditor of The Travelers since 2002. Prior to joining The Travelers, Mr. Reilly was a partner with Arthur Andersen LLP. In addition, Mr. Reilly serves as a board member of the Village for Families and Children, a non-profit organization. He previously served as a Board member of the Connecticut Society of Certified Public Accountants, an organization of accounting professionals. Mr. Reilly has a Bachelor’s Degree in accounting from the University of Connecticut.

The Board believes that Mr. Reilly’s experience and qualifications, including, among other things, his experience as an auditor and certified public accountant, and his significant experience in the oversight and evaluation of financial controls, operational efficiency, regulatory compliance and system and data integrity, make him a valuable member of the Board.

Choudhary Yarlagadda is one of our Class III Directors and joined our Board on November 16, 2020. Mr. Yarlagadda is our President, Chief Operating Officer and Co-Chief Investment Officer. Mr. Yarlagadda has served as the Company’s Chief Operating Officer starting in August 2015, as the Company’s President starting in December 2020 and as the Company’s Co-Chief Investment Officer starting in December 2022. Prior to becoming Chief Operating Officer in August 2015, Mr. Yarlagadda was a Managing Director and Head of Structured Products for Annaly Capital Management Inc. since January 2008. Prior to joining Annaly, Mr. Yarlagadda was a Director in Structured Credit Products at Credit Suisse, and before that a Vice President in the Fixed Income Mortgage Group at Nomura Securities International, Inc. Mr. Yarlagadda has an MS from the Florida Institute of Technology and BS from the National Institute of Technology (India).

The Board believes that Mr. Yarlagadda’s experience and qualifications, including his critical role in developing the Company’s new financing strategy and restructuring of the Company’s operations and capital structure in response to the COVID-19 pandemic, make him a valuable member of the Board.

CORPORATE GOVERNANCE, DIRECTOR INDEPENDENCE, BOARD MEETINGS AND COMMITTEES

Corporate Governance

We believe that we have implemented appropriate corporate governance policies and observe good corporate governance procedures and practices. We have adopted several written policies relating to corporate governance, including Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our audit committee, risk committee, compensation committee and nominating and corporate governance committee.

Board Oversight of Risk

The Board of Directors is responsible for overseeing our risk management practices, and committees of the Board of Directors assist it in fulfilling this responsibility. The Board of Directors has established a risk committee, which is comprised solely of independent directors, to assist the Board of Directors in the oversight of our risk governance structure; our risk management and risk assessment guidelines and policies regarding market, credit and liquidity and funding, operational, regulatory, tax and legal risk; and our risk tolerance, including risk tolerance levels and capital targets and limits.

As required by its charter, the risk committee routinely discusses with management our significant risk exposures and the actions management has taken to limit, monitor or control such exposures, including guidelines and policies with respect to our assessment of risk and risk management. At least annually, the risk committee reviews with management our risk management program, which identifies and quantifies a broad spectrum of enterprise-wide risks and related action plans and has quarterly risk assessment updates with management. In 2022, our Board of Directors participated in this review and discussion, and it expects to continue this practice as part of its role in the oversight of our risk management practices. At their discretion, members of the Board of Directors may also directly contact management to review and discuss any risk-related or other concerns that may arise between regular meetings. Additionally, the Chair of the risk committee liaises with the Chair of the audit committee to assist the audit committee in its review of our policies with respect to risk assessment and risk management. The audit committee assists the Board of Directors in overseeing our overall risk profile and risk management policies. The audit committee is also responsible for managing risks inherent in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm and our internal audit function.

We have entered into employment agreements with each of our named executive officers, pursuant to which we pay compensation to each of the named executive officers in the form of both cash and stock-based compensation. Pursuant to our existing equity incentive plan, we grant equity awards to the named executive officers and, in addition, as determined by the Board of Directors, we may grant equity awards to our non-executive employees. Our Board of Directors, including our compensation committee, believes that such grants align the interests of the officers and employees with our interests and do not create risks that are reasonably likely to have a material adverse effect on us. As part of its risk assessment and management activities going forward, our compensation committee undertakes an annual review of our compensation policies and practices as they relate to risk, the results of which will be shared with our Board of Directors. For a discussion of the governance of our executive compensation, see “Compensation Discussion and Analysis – Governance of Our Executive Compensation Program.”

Board Leadership Structure

We have separated the roles of principal executive officer and Chairman of the Board. Our principal executive officer is Phillip J. Kardis II, who is our Chief Executive Officer and a director. Our Chairman of the Board of Directors is Gerard Creagh, who is an independent director. The Board of Directors believes this current allocation of responsibilities between these two positions provides for dynamic board leadership while maintaining strong independence and is therefore an effective and appropriate leadership structure.

Independence of Our Directors

NYSE rules require that at least a majority of our directors be independent of our company and management. The rules also require that our Board of Directors affirmatively determine that there are no material relationships between a director and us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us), and that a director otherwise meets the NYSE’s bright line independence standards before such director can be deemed independent. We have adopted independence standards consistent with NYSE rules. Our Board of Directors has reviewed both direct and indirect transactions and relationships that each of our directors had or maintained with us and our management. Our Board of Directors, based upon the fact that none of our independent directors have any relationships with us other than as directors and holders of our common stock, affirmatively determined that six of our directors are independent directors under NYSE rules. Our independent directors are Mark Abrams, Gerard Creagh, Kevin G. Chavers, Sandra Bell, Debra W. Still, and Brian P. Reilly. Phillip J. Kardis II and Choudhary Yarlagadda are not considered independent because they are employees of the Company.

Board Effectiveness, Self-Evaluations and Refreshment

The Board of Directors and Committee refreshment and succession planning process is designed to ensure that the Board of Directors and each committee are comprised of highly qualified directors, with the independence, diversity, skills and perspectives to provide strong and effective oversight. The Board, led by the nominating and corporate governance committee, annually evaluates the composition of the Board and each Committee, and evaluates individual directors to ensure a continued match of their skill sets and tenure against the needs of the Company.

The Board of Directors recognizes that a thoughtful and comprehensive Board evaluation process is an integral component of a robust corporate governance framework and an effective Board. Generally, our nominating and corporate governance committee facilitates the annual assessment of the Board of Directors, and each individual director, and then reports to the full Board. Similarly, each committee reviews the results of its assessment to determine whether any changes need to be made to the committee or its procedures. In addition to the formal evaluation processes conducted on an annual basis, directors share perspectives, feedback, and suggestions year-round.

Additional Governance Features

Stock Ownership Guidelines

We believe that each director should have a substantial personal investment in our company. We have adopted stock ownership requirements in our Corporate Governance Guidelines whereby each non-employee director is prohibited from selling or otherwise transferring vested equity awards during his or her term as a director until the aggregate value of all of his or her stock holdings in our Company exceeds 3x the cash portion of such director’s annual base retainer fee.

In addition, each of our named executive officers is subject to a stock ownership and retention requirement. Shares of our stock received from equity awards, after taxes, must be held by the executive until a stated level of ownership is achieved, measured as a multiple of salary―5x for our CEO and 3x for the other named executive officers. Once this required minimum ownership level has been achieved, the named executive officer must continue to maintain that minimum ownership level until six months after termination of employment.

Our Board of Directors believes that these stock ownership and retention requirements further align the interests of the members of our Board of Directors and our named executive officers with the long-term interests of our stockholders by requiring a meaningful portion of compensation to be held as shares of our common stock.

Anti-Hedging/Pledging Policy

Our Corporate Governance Guidelines prohibits all directors, employees and officers from engaging in any hedging transactions with respect to shares of our common stock, including, without limitation, options, short sales, puts, calls, derivative actions such as forwards, futures or swaps. The policy applies to all shares owned by the individual, whether acquired through our equity award programs, open market acquisitions, or otherwise. The policy also prohibits Company’s executive officers and directors from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Reporting Concerns Policy

As part of our commitment to transparency and ethical behavior, we have adopted a reporting concerns policy and have made a third-party managed hotline available. The reporting concerns policy establishes policies and procedures for submission of suspected violations, receipt, retention and treatment of such potential violations, and the protection of individuals reporting suspected violations from retaliatory actions. Reports received are then referred to the chairperson of the audit committee and the Company’s Chief Legal Officer or, if a Chief Legal Officer is not appointed, the Corporate Secretary, who are then responsible for managing follow-up actions and managing an investigation as required, depending on the nature and complexity of the complaint. The identity of reporting employees is kept confidential unless disclosure is required by law.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of our business. This Code of Business Conduct and Ethics is applicable to all our employees, including named executive officers and other officers, and directors.

This Code of Business Conduct and Ethics was adopted within the meaning of Item 406(b) of Regulation S- K. If we make any substantive amendments to this Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver, we intend to disclose these events on our website.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines, which, in conjunction with the charters and key practices of and policies adopted by our Board of Directors and its committees, provide the framework for the governance of the Company.

Where You Can Find These Documents

Our Code of Business Conduct and Ethics, reporting concerns policy, and our Corporate Governance Guidelines are available on our website at www.chimerareit.com. We will provide copies of these documents free of charge to any stockholder who sends a written request to Investor Relations, Chimera Investment Corporation, 630 Fifth Avenue, Suite 2400, New York, New York 10111.

ESG and Corporate Social Responsibility

At Chimera, we have always believed that doing the “right thing” is not only good corporate citizenship, but that it is also good for business. We believe that positive social impact can be the foundation of a profitable investment opportunity, rather than a detractor from financial returns. We also understand that successful employee engagement, diversity, and inclusion in the workforce assists in attracting the best talent and contributes to a stronger business. Our employees, including the diversity and inclusion of our employees, are intrinsic to our operations and success, and hence we are committed to reporting on this topic.

The set forth committee charters and the Corporate Governance Guidelines reflect the oversight and other responsibilities of our Board of Directors and its committees related to our Environmental, Social and Corporate Governance (“ESG”) practices. More specifically, the full Board of Directors is currently responsible for (i) reviewing and evaluating ESG-related plans and practices, (ii) reviewing current ESG trends, discussing such matters with management and communicating to management the impact on the Company and its stakeholders, (iii) overseeing the development and use of tailored ESG-specific measurements, and tracking metrics, and (iv) reviewing the Company's external ESG-specific communications. In addition, under their respective charters, the compensation committee has specific responsibilities related to our human capital management and the nominating and corporate governance committee has specific responsibilities related to diversity, equity and inclusion. With respect to any ESG matters discussed at the committee level in the first instance, key information is reported out to the full Board of Directors on a regular basis.

Also, during 2022, under the guidance of the Board of Directors, we published our “Corporate Responsibility Report” which is available on our website at www.chimerareit.com. This report highlights initiatives we have in place and sets forth the framework for how we think about social responsibility and ESG. This report continues our journey towards increased transparency. We are committed to voluntarily disclosing the information and metrics material to our industry and business activities, as identified by the leading framework, SASB.

The Corporate Responsibility Report does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

Board Meetings and Committees

Our Board of Directors meets regularly throughout the year. During 2022, there were 15 meetings of the Board of Directors. Our Corporate Governance Guidelines require that any director serving as a chief executive should not serve on more than two boards of public companies in addition to our Board of Directors. Moreover, other directors should not serve on more than four other boards of public companies in addition to our Board of Directors. Our Corporate Governance Guidelines further require that the Board have at least two regularly scheduled meetings each year for our independent directors. These meetings, which are designed to promote unfettered discussions among our independent directors, are presided over by the Chairman of the Board. During 2022, our independent directors had five meetings. In 2022, all directors attended at least 75% of the aggregate meetings of (i) our Board of Directors and (ii) the committees of which they were members, in each case that were held during such director’s term of service in 2022.

Our Board of Directors has the following four standing committees, each of which is comprised solely of independent directors: a compensation committee, an audit committee, a nominating and corporate governance committee, and a risk committee. The table below provides current membership and meeting information for 2022 for each of these committees.

Name	Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee	Risk Committee
Mark Abrams			X	X
Sandra Bell		X		X
Kevin G. Chavers**	X			X*
Gerard Creagh**	X*	X	X
Brian P. Reilly		X*		X
Debra W. Still	X		X*
Total Meetings in 2022	9	6	6	4

*Committee Chair

**Mr. Chavers became Chair of the Risk Committee and Mr. Creagh became Chair of the Compensation Committee on December 10, 2022.

The functions performed by these standing committees are summarized below and are set forth in more detail in their charters. The complete text of the charters for each standing committee can be found on our website at www.chimerareit.com under “Corporate Governance – Governance Documents – Committee Charters.”

Compensation Committee

Our Board of Directors has established a compensation committee, which is currently composed of three of our independent directors, Messrs. Chavers and Creagh and Ms. Still. Mr. Creagh chairs the compensation committee, whose principal functions are to:

•	evaluate the performance of and determine the compensation for the Company’s executive officers;
•	review and recommend to the independent directors for approval the compensation of the Company’s Chief Executive Officer (the “CEO”);
•	oversee, as and to the extent described herein, the type, design, implementation, administration, interpretation and amendment of the Company’s compensation plans, policies and programs;
•	recommend to the Board compensation for independent directors; and
•	produce annual reports on compensation for inclusion in the Company’s proxy statement and prepare any report relating to compensation required by the rules and regulations of the SEC.

For a discussion of the governance of our executive compensation, see “Compensation Discussion and Analysis – Governance of Our Executive Compensation Program.”

Our Board of Directors has determined that all directors serving on the compensation committee are independent members of the compensation committee under the current NYSE independence requirements and SEC rules.

For additional information on the compensation committee, please see “Compensation Committee Report” below.

Audit Committee

Our Board of Directors has established an audit committee, which is currently composed of three of our independent directors, Messrs. Creagh and Reilly and Ms. Bell. Mr. Reilly chairs the audit committee. Our Board of Directors has determined that each of Mr. Reilly and Ms. Bell is an audit committee financial expert, as that term is defined by the SEC. Each of the members of the audit committee is “financially literate” under the rules of the NYSE. The committee assists the Board of Directors in overseeing:

•	the integrity of the Company’s financial statements;
•	the Company’s compliance with legal and regulatory requirements;
•	the independent registered public accounting firm’s qualifications and independence;
•	the performance of the Company’s system of disclosure controls and procedures and internal audit function and independent registered public accounting firm; and
•	the annual preparation of the audit committee report to be included in the Company’s proxy statement as required by the rules of the SEC.

The audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Our Board of Directors has determined that all directors serving on the audit committee are independent members of the audit committee under the current NYSE independence requirements and SEC rules. The activities of the audit committee are described in greater detail below under the caption “Report of the Audit Committee.”

Nominating and Corporate Governance Committee

Our Board of Directors has established a nominating and corporate governance committee, which is composed of three of our independent directors, Messrs. Abrams and Creagh and Ms. Still. Ms. Still chairs the nominating and corporate governance committee, which is responsible for seeking, considering, and recommending to the Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders. It also periodically prepares and submits to the Board of Directors for adoption the nominating and corporate governance committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving general operation of the Board and our corporate governance, and it annually recommends to the Board of Directors nominees for each committee of the Board of Directors. In addition, the nominating and corporate governance committee annually facilitates the assessment of the Board of Directors’, and each individual director’s, performance, and then reports thereon to the full Board of Directors. The nominating and corporate governance committee is also tasked with developing and implementing a diversity and inclusion strategy for the Board of Directors, its committees and the Company as a whole, and, from time to time, with reviewing and assessing the Company’s diversity, equity and inclusion programs and efforts, including the determination of goals and evaluation of the progress towards such goals.

Our Board of Directors has determined that all directors serving on the nominating and corporate governance committee are independent members of the nominating and corporate governance committee under the current NYSE independence requirements and SEC rules.

Our nominating and corporate governance committee currently considers the following factors in making its nominee recommendations to the Board of Directors: background, skills, expertise, diversity, accessibility, and availability to serve effectively on the Board of Directors. In addition, the Company endeavors to have a diverse Board of Directors representing a range of experiences in areas that are relevant to the Company’s business and the needs of the Board of Directors from time-to-time, and, as part of the search process, our nominating and corporate governance committee will consider highly qualified candidates, including women and minorities, and take into consideration other aspects of maintaining a diverse Board of Directors. Our nominating and corporate governance committee also conducts inquiries into the background and qualifications of potential candidates. The nominating and corporate governance committee will consider nominees recommended by our stockholders. These recommendations should be submitted in writing to our Corporate Secretary in accordance with the procedures described herein under “—Communications with the Board of Directors” and “Additional Matters—Stockholder Proposals.”

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating nominees for director. Our nominating and corporate governance committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, our nominating and corporate governance committee considers various potential candidates for director. Candidates may come to the attention of our nominating and corporate governance committee through current members of our Board of Directors, professional search firms, stockholders, or other persons. These candidates are evaluated at regular or special meetings of our nominating and corporate governance committee and may be considered at any point during the year. See “–Corporate Governance– Board Effectiveness, Self-Evaluations and Refreshment” for further information about the process by which one director was identified and elected during 2022. As described above, our nominating and corporate governance committee considers properly submitted stockholder recommendations for candidates for the Board of Directors. Following verification of the stockholder status of persons recommending candidates, recommendations are aggregated and considered by our nominating and corporate governance committee at a regularly scheduled or special meeting. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to our nominating and corporate governance committee. Our nominating and corporate governance committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not recommended by a stockholder. In evaluating such nominations, our nominating and corporate governance committee seeks to achieve a balance of knowledge, experience, and capability on the Board of Directors.

Risk Committee

Our Board of Directors has established a risk committee, which is composed of four of our independent directors, Messrs. Abrams, Chavers and Reilly and Ms. Bell. Mr. Chavers chairs the risk committee. The risk committee assists the Board in the oversight of our risk governance structure; our risk management and risk assessment guidelines and policies regarding market, credit and liquidity and funding risk; our risk tolerance, including risk tolerance levels and capital targets and limits; and our capital, liquidity and funding, operational, regulatory, tax and legal risk.

Communications with the Board of Directors

Interested persons may communicate their complaints or concerns by sending written communications to the Board of Directors, committees of the Board of Directors, the non-management directors, and individual directors by mailing those communications to:

Chimera Investment Corporation
Applicable Addressee*
630 Fifth Avenue, Suite 2400
New York, NY 10111
Phone: (888) 895-6557
Email: investor@chimerareit.com
Attention: Investor Relations

*Audit Committee of the Board of Directors

*Compensation Committee of the Board of Directors

*Nominating and Corporate Governance Committee of the Board of Directors

*Risk Committee of the Board of Directors

*Non-Management Directors

*Name of Individual Director

These communications are sent by us directly to the specified addressee.

We require each member of the Board of Directors to attend our annual meeting of stockholders except for absences due to causes beyond the reasonable control of the director. All directors then serving on our Board of Directors attended our 2022 annual meeting of stockholders.

MANAGEMENT

The following sets forth certain information with respect to our executive officers:

Name	Age*	Title
Phillip J. Kardis II	61	Chief Executive Officer
Subramaniam Viswanathan	51	Chief Financial Officer
Choudhary Yarlagadda	61	President, Chief Operating Officer, and Co-Chief Investment Officer
Dan Thakkar	52	Co-Chief Investment Officer

* as of June 14, 2023

Biographical information for Messrs. Kardis and Yarlagadda is provided above under “Proposal 1—Election of Directors.” Certain biographical information for Mr. Viswanathan and Mr. Thakkar is set forth below.

Subramaniam Viswanathan is our Chief Financial Officer. Prior to becoming our Chief Financial Officer in July 2021, Mr. Viswanathan served as the Managing Director, Chief Operating Officer – Global Mortgages and Securitized Products since 2012 and served in other roles at Bank of America Merrill Lynch since 2007. Mr. Viswanathan previously served as the Senior Vice President, Business Area Controller – Cash and Synthetic CDOs, Securitization and Correlation Desks at Citigroup, Corporate and Investment Banking. Mr. Viswanathan earned his degree in economics from the University of Madras in Chennai, India and his MBA from University of Hartford.

Dan Thakkar is our Co-Chief Investment Officer. Prior to becoming Co-Chief Investment Officer in December 2022, Mr. Thakkar served as the Company’s Chief Risk Officer starting in December 2020. Prior to joining the Company, Mr. Thakkar headed the Fixed Income Trading Desk at Genworth Financial from 2012 to 2020, where he was responsible for overseeing Trading for IG Corporates, High-Yield, Municipals, Emerging Markets and Structured Product Sectors including RMBS, ABS, CMBS and CLOs. Prior to this job, Mr. Thakkar headed Trading for Genworth’s Structured Portfolio from 2008 to 2012 that included RMBS, CMBS and ABS. Prior to Genworth, Mr. Thakkar was with Hyperion Brookfield Asset Management for from 2005 to 2008, one of the original asset managers of residential mortgage-backed security funds, where he traded RMBS and managed a Mortgage REIT fund. Mr. Thakkar also spent nine years at MetLife, where he was an Agency and Non-Agency RMBS trader. Prior to that job, he traded Government and Agency Debt, and had stints at Portfolio and Risk Management units within MetLife. Mr. Thakkar has his BA in Accounting from the University of Delhi and MBA from University of Hartford. Mr. Thakkar received his CFA charter in 2001. Mr. Thakkar also completed the Global Leadership Program from the Tuck School of Business at Dartmouth in 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CHIMERA

The following table sets forth certain information relating to the beneficial ownership of our common stock by (i) each of our named executive officers and directors, (ii) all our executive officers and directors as a group, and (iii) all persons that we believe beneficially own more than 5% of our outstanding common stock. Knowledge of the beneficial ownership of our common stock is drawn from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as otherwise indicated, the information is as of March 31, 2023 and, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder. Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Except as otherwise indicated, the business address of the stockholders listed below is the address of our principal executive office, 630 Fifth Avenue, Suite 2400, New York, New York 10111.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Phillip J. Kardis II	150,777	*
Subramaniam Viswanathan	17,805	*
Choudhary Yarlagadda(2)	1,082,365	*
Dan Thakkar	1,502	*
Mark Abrams	91,174	*
Gerard Creagh	215,261	*
Kevin G. Chavers	9,365	*
Sandra Bell	3,878	*
Debra W. Still	39,965	*
Brian P. Reilly	100,006	*
All Directors and Officers as a Group (10 persons)	1,712,098	*
Vanguard Group Inc. (3)	22,669,377	9.78%
BlackRock, Inc. (4)	19,308,126	8.3%
Thornburg Investment Management Inc (5)	17,331,693	7.48%
Mohit Marria (6)**	211,101	*

* Less than 1 percent.

** Mr. Marria served as the Company’s Chief Executive Officer, Chief Investment Officer and Director until December 10, 2022.

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the date on which it is calculated. “Voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. For Mr. Creagh the amount of beneficial ownership includes 96,192 deferred stock units (“DSUs”) and for Mr. Reilly it includes 87,006 DSUs which could be acquired by such director within 60 days of the date of this table. For officers, the amount of beneficial ownership does not include DSUs that have vested and credited to their accounts pursuant to deferrals made under the terms of our Stock Award Deferral Program, described below under “Nonqualified Deferred Compensation.” These DSUs do not have voting rights and the officers do not have the right to receive such DSUs within 60 days of March 31, 2023. As of March 31, 2023, the following officers and directors have the following aggregate amounts of vested DSUs credited to their respective accounts:
Name	DSUs
Phillip J. Kardis II	31,368
Choudhary Yarlagadda	638,960
(2)	Includes 366,287 shares of common stock held by members of Mr. Yarlagadda’s immediate family.
(3)	The address for the stockholder is 100 Vanguard Blvd., Malvern, PA 19355. The shares shown as beneficially owned by The Vanguard Group, Inc. reflect shares owned on its own behalf. The Vanguard Group, Inc. reported having sole voting power over zero shares, shared voting power over 161,849 shares, sole dispositive power over 22,272,688 shares and shared dispositive power over 396,689 shares. Based solely on information contained in a Schedule 13G/A filed by The Vanguard Group Inc. on February 9, 2023.
(4)	The address for this stockholder is 55 East 52nd Street, New York, NY 10022. The shares shown as beneficially owned by BlackRock, Inc. reflect shares owned on its own behalf and on behalf of the following subsidiaries: BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors, and BlackRock Fund Managers Ltd. BlackRock, Inc. reported beneficially owning 19,308,126 shares of common stock with sole voting power over 18,810,375 shares, shared voting power over zero shares, sole dispositive power over 19,308,126 shares and shared dispositive power over zero shares. Based solely on information contained in a Schedule 13G/A filed by BlackRock, Inc. on February 3, 2023.

(5)	The address for the stockholder is 2300 North Ridgetop Road, Santa Fe, NM 87506. The shares shown as beneficially owned by Thornburg Investment Management Inc reflect shares owned on its own behalf. Thornburg Investment Management Inc reported beneficially owning 17,331,693 shares of common stock with sole voting power over 17,331,693 shares, shared voting power over zero shares, sole dispositive power over 17,331,693 shares and shared dispositive power over zero shares. Based solely on information contained in a Schedule 13G/A filed by Thornburg Investment Management Inc on February 13, 2023.
(6)	Mr. Marria served as the Company’s chief executive officer and chief investment officer until December 10, 2022. Based solely on information contained in a Form 4 filed by Mr. Marria with the SEC on February 8, 2022. Includes 7,974 shares of common stock held by members of Mr. Marria’s family.

EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes the key features of our executive compensation program and the compensation committee’s approach in deciding 2022 compensation for our named executive officers.

Our named executive officers for 2022 are the following:

Name	Age*	Title (as of last day of 2022)
Phillip J. Kardis II	61	Chief Executive Officer and Director
Subramaniam Viswanathan	51	Chief Financial Officer
Choudhary Yarlagadda	61	President, Chief Operating Officer, Co-Chief Investment Officer and Director
Dan Thakkar	52	Co-Chief Investment Officer
Mohit Marria	45	Former Chief Executive Officer, Former Chief Investment Officer and Former Director

*as of April 26, 2023

Mr. Marria served as our Chief Executive Officer, Chief Investment Officer and Director until December 10, 2022. On December 10, 2022, Mr. Kardis was appointed and elected by the Board to be our Chief Executive Officer and a Director, and Mr. Yarlagadda and Mr. Thakkar were appointed by the Board to be our Co-Chief Investment Officers.

We have divided the discussion of the key features of our executive compensation program into four parts:

1. Overview

2. Key Design Features and 2022 Actions

3. Governance

4. Other Features and Policies

Overview

2022 Say-on-Pay Vote and Actions Taken in Response

At our 2022 annual meeting, approximately 54.84% of shares voted were in favor of our executive compensation program. This was a disappointing result. Our Chairman of the Board reached out to our top ten stockholders, representing about 33% of our total ownership, to discuss the Company’s compensation arrangements and to confirm that the one-time restricted stock unit (“RSU”) promotion grants provided to Mr. Marria and Mr. Yarlagadda in 2021 were indeed one-time grants based on the specific circumstances.

The one-time promotion grants were the primary area of concern highlighted by proxy advisory firms last year in their voting recommendations which contributed to last year’s disappointing voting result. Following the vote, we received feedback from six of those top ten stockholders, representing about 22% of our total ownership. None of the stockholders provided feedback which expressed concerns about our executive compensation program in general. Some of the stockholders initially expressed concerns about the promotion grants, but then dropped those concerns after they fully understood the one-time nature of the grants.

The Board took meaningful actions during 2022 and 2023 in response to the feedback from our top stockholders and in light of last year’s Say-on-Pay vote. The Board has demonstrated its affirmation that the one-time promotion grants were based on unique circumstances in 2021 and has not made any subsequent promotion or special grants to our named executive officers, not even in connection with the leadership changes that took place at the end of 2022. Specifically, neither Mr. Kardis, who was promoted to CEO, nor Mr. Thakkar, who was promoted to Co-CIO, received promotion or special grants with respect to such promotion. Mr. Thakkar’s RSU award granted on January 1, 2023 was part of his 2022 discretionary bonus, as is customary for the non-executive position he occupied for the majority of 2022, described in further detail below.

In addition, as part of the ongoing efforts of the Board and compensation committee to explore and implement mechanisms to align senior executive compensation with our long-term performance and the interests of our stockholders, we entered into new employment agreements with our named executive officers in March 2023. See our report on Form 8-K filed on March 29, 2023 for additional details on these new employment agreements. The compensation committee worked with the Company’s independent compensation consultant to make a number of changes to how we compensate our named executive officers that are responsive to last year’s Say-on-Pay vote and in the ongoing best interests of our stockholders, in light of the current business environment and strategic direction of the Company, including:

•	One-year, rather than three-year, employment agreement terms;
•	A compensation mix which is more heavily weighted toward stock-based compensation with stock awards increasing from 27% to 52% of total compensation year-over-year (excluding the one-time promotion grants in 2021 to Mr. Marria and Mr. Yarlagadda);
•	A maximum multiple for the annual cash bonus which has been reduced from 250% to 200%;
•	A new metric of total shareholder return has been added for the 2023 annual cash bonus;
•	A portion of the annual bonus will be based on individual performance of the named executive officers, as determined by the Board; and
•	A new metric of total shareholder return based on a three-year measurement period was added for the performance share units (“PSUs”) granted in 2023.

The following chart provides a more detailed overview of the changes made by the new employment agreements. The compensation committee will continue to consider the outcome of future Say-on-Pay votes and other stockholder input, as well as available market data, in making future decisions regarding executive compensation.

Compensation Element	2022	2023	Rationale
Term	• 3 years with an automatic extension for 1 year if notice not given	• 1 year with an automatic extension for 1 year if notice not given, with Committee discretion to change incentive targets and metrics	• The shorter term provides the compensation committee with greater year-to-year flexibility on compensation decisions
Promotion Stock Grant	• In 2021, the CEO and President each received a $5 million promotion RSU grant	• No promotion grants	• The one-time promotion grants in 2021 were made necessary by unique circumstances which are no longer present
Base Salary	• Fixed cash compensation for the term of each executive’s employment agreement. • $500,000-$800,000	• Fixed cash compensation for the term of each executive’s employment agreement • $500,000 to $850,000	• Adjusted to reflect current market competitive level
Cash v. Stock Mix	• 73% cash and 27% stock for CEO • 67%-69% cash for other NEOs	• 48% cash and 52% stock for CEO • 50% to 52% cash for other NEOs	• Greater percentage awarded in stock for increased focus on Company success and alignment with shareholders
Fixed v. Performance Compensation Mix	• 66% of total target compensation based on performance for the CEO • 61%-63% of total target compensation based on performance for other NEOs	• 58% of total target compensation based on performance for CEO • 50% to 58% of total target compensation based on performance for other NEOs	• Remains heavily performance-based • Lower annual cash incentive target contributes to reduction in performance weighting
Annual Cash Incentive	• Target of $1,000,000 to $2,000,000 • Payout ranges from 0% to 250% of target • Payout is based on relative ROAE performance

•  Target of $1,000,000 to
$1,750,000

•  Payout ranges from 0% to 200% of target

•  Payout is based 35% on relative ROE performance with cap based on Company’s ROAE performance for the year, 35% on relative TSR performance with cap based on Company’s TSR performance for the year, and 30% discretionary based on individual performance

•  Lowered target and maximum amounts

•  Adds performance metrics and includes individual performance component to emphasize our focus on pay for performance

•  Caps payout at 100% of target if the Company’s ROAE and TSR performance is negative for the year

Long-Term Incentives

•  LTI Target: $750,000 to
$1,188,000

•  Half of long-term incentive compensation opportunity in the form of an RSU award that vests ratably over 3 years

•  Half of long-term incentive compensation opportunity in the form of a PSU award that cliff vests in 3 years based on performance over a 3-year period

•  PSU payout ranges from 0% to 200% of target

•  LTI Target: $500,000 to $2,800,000

•  Half of long-term incentive compensation opportunity in the form of an RSU award that vests ratably over 3 years

•  Half of long-term incentive opportunity in the form of a PSU award that cliff vests in 3 years based on performance over a 3- year period

•  PSU payout ranges from 0% to 200% of target

• PSU payout based 50% on relative economic return, with

•  Higher LTI target reflects greater focus on long-term incentives

•  Aligns NEO interests with stockholders and encourages retention

•  50% of target remains performance-based, with added performance measure based on TSR

•  Caps payout at 100% of target if the company’s economic return and TSR is negative for the 3-year period

	• PSU payout based on relative economic return	cap based on company’s economic return for the 3-year period, and 50% on relative TSR, with cap based on company’s TSR for the 3-year period
Post-Employment Benefits

•  Employment agreements include severance payments and benefits in case of involuntary termination without cause or termination by executive for good reason

•  Severance amounts at 1.5x salary and cash bonus for termination without cause or with good reason, increasing to 2.0x to 2.25x if the termination is following a change in control

•  No single-trigger vesting of equity awards upon a change in control (if awards are assumed)

•  No 280G or other tax gross-up agreements

•  Employment agreements include severance payments and benefits in case of involuntary termination without cause or termination by executive for good reason

•  Severance amounts at 1.0x salary and cash bonus for termination without cause or with good reason, increasing to 2.0x to 2.25x if the termination is following a change in control

•  No single-trigger vesting of equity awards upon a change in control (if awards are assumed)

•  No 280G or other tax gross-up agreements

• Reduced non-change in control severance multiple from 1.5x to 1.0x for all NEOs to more closely align severance payments and benefits with our performance-oriented environment and commitment to best practices aligned to long-term stockholder interests
Other Benefits	• 401(k), health care and life insurance programs, same as other non-executive employees • No executive perquisites	• 401(k), health care and life insurance programs, same as other non-executive employees • No executive perquisites	• No changes, since benefits are the same for all employees

Employment Agreements In Effect During 2022

On December 17, 2018, we entered into three-year employment agreements with each named executive officer effective January 1, 2019, other than Mr. Viswanathan, who entered into an employment agreement with the Company that became effective on July 31, 2021 in connection with his employment with the Company (these agreements, the “prior employment agreements”), and Mr. Thakkar, who did not have an employment agreement for 2022. The new employment agreements described above replace these prior employment agreements for 2023.

The prior employment agreements specified the mix of salary and incentive compensation opportunities comprising each named executive officer’s total direct compensation opportunity in 2022. The pay mix in our prior and new employment agreements both include significant focus on variable incentive compensation opportunities intended to directly link the amount of total direct compensation received to Company performance over one- and three-year periods, although our new employment agreements place a greater emphasis on equity-based variable pay and incorporate different incentive design provisions as explained above. The prior employment agreements for the named executive officers (other than for Mr. Thakkar) provided that the incentive compensation opportunity:

•	has variable components, with payouts ranging from 0% to 250% of the target for annual cash bonuses and from 0% to 200% of the target for three-year PSU awards, depending on our actual performance against the pre-established formulaic goals,
•	is determined based on a balanced combination of performance-based compensation tied to: (i) our return on average equity (“ROAE”) measured against an index of comparator companies, and (ii) our total economic return (changes in book value per share plus dividends per share) (“TER”) performance as compared against an index of comparator companies over a three-year performance period (“relative TER”); and time-based compensation in the form of an RSU grant, and

•	to the extent earned, is delivered in a balanced mix of cash and equity awards that include additional vesting requirements, to further encourage retention and alignment of executive officer interests with the long-term interests of our stockholders.

2022 Performance Highlights

We continued to work throughout the year on the liability side of our balance sheet to enhance liquidity and strengthen our cash position. In addition, we were able to continue to conduct our business, closing a number of securitizations and adding in hedges to protect against raising interest rates. As a result of these efforts, we were able to accomplish the following:

•	Acquired $1.7 billion of residential mortgage loans, while completing one rated investor loan securitization of $219 million, three reperforming mortgage loan securitizations totaling $1.2 billion and one non-performing mortgage loan securitization of $145 million.
•	Company ROAE for the 2022 performance period was 15%.
•	Repurchased approximately $50 million of our common stock.
•	Continued to refinance our debt and maintained a low GAAP debt-to-equity ratio of 4.0:1 and a low recourse leverage of 1.3:1.
•	Executed over $3 billion in hedges during 2022 in response to rising interest rates.

2022 Compensation Highlights

Compensation decisions by the compensation committee for 2022 demonstrate the link between the compensation opportunities for our named executive officers and performance for our stockholders, consistent with the design contemplated by the prior employment agreements for the named executive officers other than Mr. Thakkar:

•	Our ROAE for the 4-quarter measurement period (Q4 2021 to Q3 2022) was 15.0%, which placed us 1st across the 31 companies in the iShares Mortgage Real Estate ETF. This performance was above the 100th percentile of our peer group, resulting in a ROAE cash bonus being awarded to the named executive officers at 250% of the target.
•	The named executive officers received a fixed grant of RSUs vesting ratably over three years.
•	The named executive officers received a grant of PSUs in early 2022 that become earned based on our relative TER performance for 2022-2024.
•	For the 2020 PSUs, which were earned based on relative TER for the three-year period ended September 30, 2022 under the employment agreements (other than Mr. Viswanathan), our relative TER for that period was at approximately the 40th percentile of the companies included in the iShares Mortgage Real Estate ETF. This performance resulted in shares being issued pursuant to the 2020 PSU award at 60% of the target award amount.

Mr. Thakkar served in a non-executive officer role as our Chief Risk Officer until December 10, 2022 when he was appointed Co-Chief Investment Officer by the Board. Mr. Thakkar did not have an employment agreement in effect for 2022. Rather, his 2022 compensation was determined under the program generally applicable to non-executive officer employees. See “2022 Compensation Decisions for Mr. Thakkar” below for additional details.

Compensation Policies

The compensation committee has established the following compensation policies that we believe are in the best, long-term interests of our stockholders:

What We Do and How We Do It

Provide a majority of compensation in performance-based compensation	For our CEO, 61.4% of target total direct compensation is performance-based
Pay for performance based on measurable goals for both annual and long-term awards	Use of multiple, balanced measures, focused on ROAE and relative TER
Balanced mix of cash and stock-based awards tied to annual and long-term performance	Majority of incentive compensation is tied to ROAE; stock portion is evenly split between time-based and performance-based vesting on 3-year relative TER
Stock ownership and retention policy	5x salary for CEO and 3x salary for all other named executive officers; 100% of shares must be retained until minimum ownership level is met; applies until 6 months after termination of employment
Receive advice from independent compensation consultant	Compensation consultant (Frederic W. Cook & Co.) provides no other services to the Company

What We Don’t Do and The Reasons Why

No supplemental executive retirement plans for named executive officers	Consistent with focus on performance-oriented environment
No change in control excise tax gross up	Consistent with focus on performance-oriented environment and commitment to best practices aligned to long-term stockholder interests
No excessive perquisites or severance benefits	Consistent with focus on performance-oriented environment and commitment to best practices aligned to long-term stockholder interests
No single trigger vesting of equity compensation upon a change in control	Per employment agreements, vesting following a change in control requires involuntary termination of employment (double-trigger)
No hedging or pledging transactions permitted	Policy prohibits hedging and pledging transactions, including the purchase of financial instruments designed to hedge/offset any decrease in the market value of our stock

Key Design Features and 2022 Actions

Overview of Elements of Compensation

Our named executive officers (other than Mr. Thakkar), pursuant to their prior employment agreements, received compensation for 2022 primarily in the form of salary plus an incentive award opportunity determined each year ranging from 0% to 200% or 0% to 250% of the target depending on the performance goal and actual performance result. Mr. Thakkar’s incentive compensation opportunity for 2022 followed a different format for 2022 based on the non-executive officer role that he occupied for most of 2022, and is therefore discussed separately below. The discussion in this section does not otherwise apply to Mr. Thakkar for 2022.

Each executive’s base salary is fixed for the term of the prior employment agreement and represents a smaller portion of the total annual compensation, helping us to effectively manage our fixed expenses. The compensation committee periodically reviews base salary levels in light of market practices and changes in responsibilities. No changes were made for 2022 from the base salary levels in effect for 2021, as follows:

2022 Base Salary

Name	Amount
Phillip J. Kardis II	$750,000
Subramaniam Viswanathan	$500,000
Choudhary Yarlagadda	$800,000
Mohit Marria	$750,000

The prior employment agreements provided a total target incentive award amount and the weighting among the three components. The compensation committee believes the allocation of incentive compensation opportunities reflected in the prior employment agreements represented an appropriately balanced approach to providing incentive compensation opportunities. The following chart summarizes the 2022 target incentive award and the three components for each applicable executive, as well as certain post-employment and other benefits:

Overview of Compensation Elements

Compensation Element	Description	Objectives
Base Salary	• Fixed cash compensation for the term of each executive’s employment agreement.

•   Per prior employment agreement

•   Provides fixed level of cash compensation

•   Reward executives for efficiently generating earnings

•   Creates a direct connection between business success and financial reward

Annual Incentive	• Majority of the total incentive compensation opportunity for the year, payable in cash • Ranges from 0% to 250% of target, based on relative ROAE performance	• Reward executives for efficiently generating earnings • Creates a direct connection between business success and financial reward
Long-Term Incentives

•   Half of long-term incentive compensation opportunity in the form of a fixed RSU award, which vests ratably over 3 years

•   Half of long-term incentive opportunity in the form of a PSU award

•   PSU payout ranges from 0% to 200% of target, based on relative TER performance

• PSUs provide multi-year focus on driving stockholder returns • Both awards align named executive officers with stockholder interests and encourage retention

Post-Employment Benefits

•   Employment agreements include severance payments and benefits in case of involuntary termination (without cause or with good reason)

•   Severance amounts are not excessive (generally, 1.5-2.25x salary and cash bonus, even in connection with a termination following a change in control)

•   No single-trigger vesting of equity awards upon a change in control (if awards are assumed)

•   No 280G or other tax gross-ups agreements

•   Per negotiated employment agreements

•   Market-competitive practice to limit executive risk of involuntary termination without cause, and encourages stable management team

•   Change in control provisions ensure that management will be able to fairly assess potential transactions

•   Competitive with peer companies

•   Assists with recruitment and retention

Other Benefits	• 401(k), health care and life insurance programs, same as other non-executive employees • No executive perquisites

2022 Incentive Compensation Decisions

General. The compensation design reflected in the prior employment agreements weighted the compensation opportunities heavily towards variable, performance-based awards in a mix of cash and stock balanced by annual and multi-year performance goals. The compensation committee believes that the incentive compensation design reflected in the prior employment agreements was appropriately tied to our business strategy and encouraged our management team to pursue strategies intended to deliver efficient earnings against our capital base and strong stockholder returns.

The 2022 compensation design for named executive officers included an incentive award opportunity broken into three key components:

•	a relative ROAE bonus, based on performance for the four quarters lasting from the fourth quarter of 2021 through the third quarter of 2022, payable in cash ranging from 0% to 250% of target,
•	a fixed long-term incentive (“LTI”) bonus granted in early 2022 as an award of RSUs vesting ratably over three years, and
•	a relative TER bonus granted in early 2022 as a PSU award that becomes earned based on relative TER results over a 3-year performance period lasting from October 2021 through September 2024, and ranging from 0% to 200% of target.

ROAE and relative TER are key financial measures for us because, as a mortgage REIT, we are focused on generating earnings efficiently against our capital base and returning those earnings to our stockholders, primarily in the form of dividends. Providing RSUs and PSUs as part of our compensation mix encourages retention and aligns the interests of the named executive officers with the long-term interests of our stockholders.

The prior employment agreements provided a total target incentive award amount and the weighting among the three components for each named executive officer. The following chart summarizes the 2022 target incentive award and the three components for our named executive officers:

2022 Incentive Compensation Targets per Employment Agreements

Name	ROAE Bonus (cash)	Fixed LTI Bonus (RSU award)	TER Bonus (PSU award)	Total target Incentive award*
Phillip J. Kardis II	$1,485,000	$495,000	$495,000	$2,475,000
Subramaniam Viswanathan	$1,000,000	$375,000	$375,000	$1,750,000
Choudhary Yarlagadda	$1,782,000	$594,000	$594,000	$2,970,000
Mohit Marria**	$2,000,000	$500,000	$500,000	$3,000,000

*The total target incentive award is subject to review and potential adjustment by the compensation committee.

** Mr. Marria served as the Company’s Chief Executive Officer and Chief Investment Officer until December 10, 2022.

ROAE Bonus. The amount of the ROAE bonus for 2022 was determined based on ROAE results against the ROAE performance of the members of our peer group for the “Annual Cash Bonus Measurement Period” (Q4 2021 to Q3 2022). The ROAE bonus earned for a year is payable in cash by no later than January 31 of the following year. We use the four quarters starting in Q4 of the prior year and through Q3 of the most recent year in order to timely settle annual cash bonuses, as we would not be able to meet our January 31 deadline if we used the full calendar year. Under the prior employment agreements, ROAE means the Company’s net income for the year divided by its average equity for the year.1

The following chart summarizes the ROAE performance goals and results for 2022:

	Percentage of Target
Relative ROAE	Cash Payable
Less than Threshold	0%	2022 ROAE Result 15.0% 100th Percentile
50th Percentile	100%
75th Percentile	175%
100th Percentile	250%

In accordance with the prior employment agreements and consistent with the ROAE bonus determination for each of the last several years, the threshold goal was set at the lesser of (x) the average of the weekly 2-year Treasury note rates published in the US. Reserve H.15 Report for the 52 weeks in the applicable Annual Cash Bonus Measurement Period plus 100 basis points or (y) the 25th percentile of relative ROAE. The percentage of target payable for relative ROAE achieved between the threshold and the 100th percentile that is not set forth in the above table is determined by linear interpolation. Average weekly 2-year Treasury note rates plus 100 basis points was 3.05% during the 2022 performance period and the 25th percentile performance of the iShares Mortgage Real Estate ETF constituents was -0.6%, meaning that the threshold goal for the 2022 performance period was -0.6%. We set the threshold goal at the lesser of these two external benchmarks to discourage any excessive risk-taking in strong markets. Greater use of debt leverage enables many mortgage REITs to enhance their return on equity but presents a greater risk to equity investors. By incorporating an absolute benchmark into the threshold goal, we provide an opportunity for our management team to still earn some level of bonus, albeit well below target, even if other mortgage REITs are taking on higher levels of leverage and commensurately higher levels of risk to generate higher levels of ROAE.

We compete with the other approximately 30 constituents of the iShares Mortgage Real Estate ETF for investor capital, and our investors primarily allocate their portfolio dollars in our sector based on sustainable and growing dividends. We aim to generate consistent earnings in order to deliver those sustainable and growing dividends by carefully managing our equity capital, using an appropriate amount of debt leverage,

1 See Appendix II for additional information on the calculation of ROAE in relation to GAAP reported results.

managing our cost of capital, and selecting appropriate investments that will yield strong levels of net investment income. ROAE encapsulates all these critical activities, and delivering a stronger ROAE than our competitors for investor capital directly connects our management team to the efforts valued most closely by our shareholders.

Based on this performance, the amount of Annual Cash Bonus earned and paid to the named executive officers was at 250% of target, as reflected in the table below and also included in the Summary Compensation Table as 2022 compensation under the “Non-Equity Incentive Plan” column:

2022 ROAE Bonus Amounts

Name	ROAE Bonus Target	ROAE Bonus Actual 250% of Target
Phillip J. Kardis II	$1,485,000	$3,712,500
Subramaniam Viswanathan	$1,000,000	$2,500,000
Choudhary Yarlagadda	$1,782,000	$4,455,000
Mohit Marria	$2,000,000	$5,000,000

Fixed LTI RSU Bonus. In accordance with the prior employment agreements, each named executive officer receives an annual “Fixed LTI” RSU bonus each year based on the fixed amount set forth on the chart below. The RSUs are granted at the beginning of the year and vest ratably over three years subject to the executive’s continued employment. For the named executive officers, the number of RSUs granted is based on the dollar value of the award and the average daily volume weighted average price (“VWAP”) for the Company’s common stock for the 20 consecutive trading days ending on December 31, 2021. Proxy disclosure rules require us to report the grant date fair value of our RSU grants using the closing stock price on the date of grant, creating the difference between the intended values below and those reported in the Summary Compensation Table. The following chart summarizes the Fixed LTI RSU bonus awards for 2022:

2022 RSU Bonus Award
Name	Amount	# Shares	Vesting
Phillip J. Kardis II	$495,000	32,347	3-year ratable
Subramaniam Viswanathan	$375,000	24,505	3-year ratable
Choudhary Yarlagadda	$594,000	38,816	3-year ratable
Mohit Marria	$500,000	32,673	3-year ratable

TER Bonus: 2022-2024. In accordance with the prior employment agreements, the TER bonus for 2022 was provided as an award of PSUs under our equity compensation plan granted early in 2022 with a three-year performance period (2022-2024). The target number of PSUs granted was based on the target value of the award and the average daily VWAP for the Company’s common stock for the 20 consecutive trading days ending on December 31, 2021. On this basis, the target number of PSUs granted for the PSU bonus for 2022 was as follows:

TER Bonus Target PSUs
2022-2024 Award

Name	Amount	Target PSUs (#) Performance Period
Phillip J. Kardis II	$495,000	32,347	3-year performance period
Subramaniam Viswanathan	$375,000	24,505	3-year performance period
Choudhary Yarlagadda	$594,000	38,816	3-year performance period
Mohit Marria	$500,000	32,673	3-year performance period

The grant date fair value of this award for accounting purposes is included in the Summary Compensation Table as 2022 compensation under the “Stock Awards” column.1

The actual number of PSUs earned is based on our TER performance for the three-year performance measurement period (October 2021 – September 2024), relative to the TER performance of the companies included in the iShares Mortgage Real Estate ETF for that period, as follows:

Relative TER Performance Goals

Relative TER Performance	% of Target Earned
Below Threshold	0%
Target: 50th percentile	100%
Max: 75th percentile or above	200%

The threshold is the lesser of (x) the average weekly interest rate on the 2-year U.S. Treasury note during the applicable LTI Measurement Period plus 100 basis points or (y) the 25th percentile of relative TER. For relative TER achieved between the Threshold and 75th percentile and not specified in the above table, the percentage of the Target PSUs that will vest for the applicable PSU performance measurement period is determined by linear interpolation. PSUs, to the extent earned, are payable by delivery of one share of our common stock for each PSU earned, payable by January 30th following the end of the performance period. We use the twelve quarters starting in Q4 of the year prior to grant and through Q3 of the third year in order to timely settle the PSUs, as we would not be able to meet our January 30 deadline if we used three full calendar years. The named executive officer generally must remain employed with us for the full performance period to earn the full PSU, also encouraging retention.

TER Bonus Earned: 2020-2022.

In accordance with the prior employment agreements, the TER bonus for 2020 was provided as an award of PSUs under our equity compensation plan granted early in 2020, with TER (including dividends) measured over a three-year performance measurement period (October 2019 through September 2022) with the relative TER performance goals listed below. Mr. Viswanathan did not receive this award because he did not become an executive officer of the Company until 2021. The threshold goal for the 2020 PSU performance measurement period was -81.79%, determined as follows: average weekly 2-year Treasury

1 Grant date fair value for accounting purposes differs from the intended values reported above because we calculate the number of target shares using an average stock price rather than our closing price on the date of grant, and we must incorporate our best estimate of our performance at the time grants are made, which occurs about one quarter into the three-year performance period.

note rates plus 100 basis points was 2% during the performance measurement period and the 25th percentile performance of the iShares Mortgage Real Estate ETF constituents was –81.79%.

The Company’s TER over the three-year performance measurement period was twelfth among the companies included in the iShares Mortgage Real Estate ETF, placing the Company above the 40th percentile.

Relative TER Performance Goals

Relative TER Performance	% of Target Earned
Below Threshold	0%
Target: 50th percentile	100%
Max: 75th percentile or above	200%

Based on this performance, the number of 2020-2022 PSUs earned was 60% of target:

2020 TER Bonus Earned Amounts

	2020-2022 PSUs	2020-2022 PSUs
Name	Target (#)	Actual (#)

Phillip J. Kardis II	23,812	14,287
Choudhary Yarlagadda	28,574	17,144
Mohit Marria	24,052	14,431

Dividend Equivalents on RSUs and PSUs. Awards of RSUs and PSUs will accrue dividend equivalents (as additional stock units) as if the awards were outstanding shares of our common stock, but the dividend equivalents will be paid only if and to the extent the underlying award becomes earned and vested. Because we are a mortgage REIT, dividends are a key component of our total stockholder return. The compensation committee believes that allowing dividend equivalents to accrue on outstanding awards will further focus our named executive officers on achieving net income goals and returning earnings to our stockholders through dividends.

2022 Compensation Decisions for Mr. Thakkar

Given his non-executive officer role during most of 2022, Mr. Thakkar’s salary, annual bonus and longterm incentive awards for 2022 were determined under our non-executive employee compensation program. He did not have an employment agreement in effect for 2022. Based on management’s assessment of competitive market data and the scope of Mr. Thakkar’s duties and responsibilities, Mr. Thakkar received the following compensation for 2022:

•	His base salary was paid at an annual rate of $300,000.
•	He received a cash bonus of $650,000, which was discretionary and based on his performance for 2022.
•	On January 1, 2023, he received an RSU award valued at $133,122 covering 24,204 shares. This award was part of his 2022 discretionary bonus based on performance for 2022 in his non-executive officer role that he served in for most of 2022, and did not reflect any additional value related to his promotion at the end of 2022. The award vests ratably over three years based on continued

employment. This amount will be included as 2023 compensation in next year’s Summary Compensation Table.

Governance

Compensation Committee Oversight

The compensation committee, comprised entirely of independent members of our board of directors, is responsible for establishing and implementing our executive compensation philosophy and for ensuring that the total compensation paid to our named executive officers and other executives is fair, competitive and motivates high performance. The terms of the prior and new employment agreements, and actions on compensation under the employment agreements, are under the primary direction of the compensation committee.

Under our executive compensation philosophy, we provide compensation in the forms and at the levels that we believe will permit us to retain and motivate our existing executives and to attract new executives with the skills and attributes that we need. The compensation program reflected in the employment agreements is intended to provide appropriate and balanced incentives toward achieving our annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit our company and our stockholders, and to create an alignment of interests between our executives and our stockholders. The compensation program is designed to place a greater weight on rewarding the achievement of longer-term objectives and financial performance of the Company.

Independent Compensation Consultant Used by the Compensation Committee

The compensation committee engaged Frederic W. Cook & Co. (“FW Cook”) to advise the compensation committee on executive compensation design. As part of this assignment, FW Cook reviewed the executive compensation levels, mix and design at our peer companies (discussed below), modeled incentive compensation designs and advised the compensation committee on other competitive market practices more generally. FW Cook provides no other services to the Company.

CEO and Management Have Limited Roles in Compensation Determinations

The compensation committee is solely responsible for compensation decisions regarding our CEO subject to ratification and confirmation by the independent members of our Board. When making compensation recommendations for named executive officers other than the CEO, the compensation committee expects to seek and consider the advice and counsel of the CEO, given his direct day-to-day working relationship with those executives. Taking this feedback into consideration, the compensation committee will engage in discussions and makes final determinations related to compensation paid to the named executive officers, consistent with the requirements of each employment agreement.

Use of Peer Group Data

In designing the new employment agreements, the compensation committee engaged FW Cook to refresh our peer companies for 2022, for purposes of analyzing the competitiveness of our total direct compensation opportunities. Our prior peer group included 15 companies primarily focused in the broader mortgage financing industry, with preference given to internally-managed mortgage REITs with similar investment strategies. Five prior peers were acquired or externalized their management team since the last time the compensation committee reviewed the group. The compensation committee approved the removal of these five companies and the addition of seven new companies. Potential additions to the group were evaluated based on their reasonableness in terms of size, business fit, and overlap in peer group networks (for example, companies naming us a peer in their own compensation benchmarking peer group). The compensation committee also considered the overall peer group sample in approving the 17-company group shown below with a desire to use a meaningful sample size against which Chimera was reasonably positioned in overall size.

AGNC Investment Corp.	MFA Financial, Inc.
AllianceBernstein Holding L.P.	MGIC Investment Corporation
Annaly Capital Management, Inc.	Mr. Cooper Group Inc.
Arbor Realty Trust, Inc.	New York Mortgage Trust, Inc.
Broadmark Realty Capital Inc.	PennyMac Financial Services, Inc.
Federated Hermes, Inc.	Radian Group Inc.
iStar Inc.	Redwood Trust, Inc.
Ladder Capital	Two Harbors Investment Corp.
Walker & Dunlop, Inc.

Compensation Policies and Practices as They Relate to Risk Management

The compensation committee monitors the risks and rewards associated with our compensation programs and considers, in establishing our compensation programs, whether these programs encourage unnecessary or excessive risk taking. We believe our design includes appropriate features intended to limit unnecessary or excessive risk-taking by our named executive officers, including, without limitation (i) incentive compensation capped at either 200% or 250% of target depending on the performance goal, (ii) use of multiple financial measures over both annual and multi-year periods, (iii) elements of incentive compensation tied to individual performance goals, and (iv) meaningful stock ownership and retention requirements that apply until six months after termination of employment.

Other Features and Policies

Stock Ownership and Retention Requirements

Per the Company’s Corporate Governance Guidelines, each named executive officer is subject to stock ownership and retention requirements. Shares of our stock received from equity awards, after taxes, must be held by the executive until a stated level of ownership is achieved, measured as a multiple of salary―5x for the CEO and 3x for the other named executive officers. Per the both the prior and new employment agreements, once this required minimum ownership level has been achieved, the named executive officer must continue to maintain that minimum ownership level until six months after termination of employment.

The compensation committee believes that these stock ownership and retention requirements will further align the interests of our named executive officers with the long-term interests of our stockholders by requiring a meaningful portion of the executive’s accrued and earned compensation to be held as shares of our stock, not only during employment but for a period after termination of employment.

Savings and Health and Welfare Benefits

Our named executive officers participate in the broad-based 401(k) retirement savings plan generally available to our employees, which includes an opportunity to receive employer matching contributions. We do not currently provide any pension plans or supplemental retirement plans for our named executive officers.

All our named executive officers also participate in the health, life insurance, disability benefits and other welfare programs that are provided generally to our employees.

We have established a Stock Award Deferral Program, described below under “Nonqualified Deferred Compensation Plans.” Under this program, named executive officers can elect to defer payment of RSU and PSU awards after vesting until termination of employment or an earlier specified date. Amounts deferred are tracked as deferred stock units (“DSUs”) which continue to receive dividend equivalents, and are paid in actual shares. The compensation committee implemented this program to assist our executive officers with retirement savings, and further encourage their long-term retention of stock earned under our compensation program.

Perquisites and Other Personal Benefits

We do not currently provide our named executive officers with any perquisites or other personal benefits.

Compensation Recovery (Clawback) Policy

As required by the Sarbanes-Oxley Act of 2002, upon restatement of our company’s financial statements, our CEO and CFO would be required to reimburse us for any (i) bonuses, (ii) other incentive or equity-based compensation, and/or (iii) profits from stock sales, received in the 12-month period following the filing of financial statements that were later required to be restated due to the misconduct. Our company will also implement the incentive compensation “clawback” provisions mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 in accordance with the requirements of that Act once final rules have been adopted.

Severance Protection under the Employment Agreements

Each prior employment agreement includes certain severance payments and benefits for the named executive officer in case of involuntary termination during the term of the agreement, including termination by us without cause or termination by the executive for certain adverse changes in employment conditions (referred to as “good reason”). The provisions are unchanged in the new employment agreements, except that the amount of severance benefits that may be provided by them is generally lower. The amount and form of such severance benefits depends on whether the involuntary termination occurs in connection with a change in control or not. No severance is provided for a voluntary termination (not for good reason) or involuntary termination for cause. We do not believe that the severance benefits provided are excessive. More detail (including estimated quantifiable amounts) is provided under “Potential Payments upon Termination or Change in Control.”

The prior and new employment agreements also include a 90-day advanced notice requirement for the executive to resign and certain post-employment covenants, including customary non-solicitation and non-competition covenants for twelve months post-employment, and customary non-disparagement and confidentiality restrictions.

The compensation committee believes that these severance provisions serve the interests of stockholders by encouraging stability among our management team. The change in control protections also help to ensure that management will be able to fairly review any possible business combinations. The compensation committee believes that the severance protections in the employment agreements reflect current best practices, including (i) no 280G excise tax gross-ups, (ii) reasonable levels of severance compensation, (iii) no single-trigger (or “modified” single trigger) rights to severance (including equity vesting) and (iv) performance-based awards remain subject to performance conditions.

As noted in our Form 8-K filed on December 12, 2022, Mr. Marria’s separation from the Company on December 10, 2022 was an involuntary termination without cause under his employment agreement, and as a result he was eligible for the severance benefits provided by his employment agreement, subject to his continued compliance with certain post-employment covenants and execution of a separation and release agreement. See “Potential Payments upon Termination or Change in Control” for additional details.

Timing of Equity Grants

RSU and PSU awards are granted at a regularly scheduled compensation committee meeting, generally during the first quarter of each year. Awards are generally effective on the date of the meeting at which they were approved. Dates for compensation committee meetings are usually set during the prior year, and the timing of meetings and awards is unrelated to the release of material non-public information.

Compensation Committee Report

Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Gerard Creagh, Chair
Kevin G. Chavers
Debra Still

The Compensation Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

Summary Compensation Table

The table below sets forth the aggregate compensation we paid or accrued with respect to the fiscal years ended December 31, 2022, 2021, and 2020, to our Chief Executive Officer, our former Chief Executive Officer and Former Chief Investment Officer, our Chief Financial Officer, and our two other executive officers serving in their positions at December 31, 2022.

Name and Principal Position (1)	Year	Salary ($) (2)	Bonus ($)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)

Phillip J. Kardis II	2022	$750,000	$0	$1,463,378	$3,712,500	$18,300	$5,944,178
Chief Executive Officer and Director	2021	$750,000	$0	$1,443,620	$3,434,805	$17,400	$5,645,825
	2020	$750,000	$0	$1,470,867	$3,330,900	$17,100	$5,568,867

Subramaniam Viswanathan	2022	$500,000	$0	$1,108,606	$2,500,000	$18,300	$4,126,906
Chief Financial Officer	2021	$208,333	$1,000,000	$776,684	$0	$0	$1,985,018
Choudhary Yarlagadda	2022	$800,000	$0	$1,756,036	$4,455,000	$18,300	$7,029,336
President, Chief Operating Officer,	2021	$800,000	$0	$6,857,332	$4,121,766	$17,400	$11,796,498
Co-Chief Investment Officer and Director	2020	$800,000	$0	$1,765,016	$3,997,000	$17,100	$6,579,116

Dan Thakkar Co-Chief Investment Officer	2022	$300,000	$650,000 (6)	$0	$0	$18,000	$968,000
Mohit Marria	2022	$750,000	$0	$1,478,127	$5,000,000	$253,335	$7,481,461
Former Chief Executive Officer,	2021	$750,000	$0	$6,583,196	$4,626,000	$17,400	$11,976,596
Chief Investment Officer and Director	2020	$750,000	$0	$1,485,733	$3,364,500	$17,100	$5,617,333
(1)	All listed named executive officer positions are those held as of December 31, 2022, other than Mr. Marria who served as our Chief Executive Officer, Chief Investment Officer and Director until December 10, 2022 when he was involuntarily terminated without cause. On December 10, 2022, Mr. Kardis became our Chief Executive Officer and a Director, Mr. Yarlagadda became Co-Chief Investment Officer in addition to serving as our President and Chief Operating Officer and a Director, and Mr. Thakkar became our Co-Chief Investment Officer.
(2)	The base salary amounts in this column represent actual base compensation paid or earned through the end of the applicable fiscal year.

(3)	The amounts in this column represent the aggregate grant date fair value of the awards detailed under “Grants of Plan-Based Awards in 2022” in this Proxy Statement, which for 2022 were comprised of:
•	An RSU award for the 2022 Fixed LTI bonus, with a grant date fair value computed in accordance with FASB ASC Topic 718 based on the closing price of our common stock on the applicable grant date (or next preceding trading day if the grant date was not a trading day) but excluding the effect of potential forfeitures; and
•	PSUs awarded in early 2022 representing the TER bonus for 2022, to be earned based on the Company’s relative TER performance for the period 2022-2024, with a grant date fair value computed in accordance with FASB ASC Topic 718 based on an assumed probable outcome of maximum performance. See “Compensation Discussion and Analysis -- Key Design Features and 2022 Actions” for additional information about the TER bonus.

See Note 13 (Equity Compensation, Employment Agreements and other Benefit Plans) to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed for the year ended December 31, 2022, for additional information on the assumptions used in the grant date fair value for our equity compensation awards.

(4)	For 2022, the amounts in this column represent the ROAE cash bonus earned for performance in 2022. See “Compensation Discussion and Analysis -- Key Design Features and 2022 Actions” for additional information.
(5)	The amounts in this column for 2022 represent matching contributions of up to 6% of each named executive officer’s base salary that were made by us with respect to each of the named executive officers pursuant to our Section 401(k) plan. Certain other payments and benefits are payable to Mr. Marria under his employment agreement and related separation agreement but are paid after 2022 and subject to a non-compete obligation. See “Potential Payments Upon Termination or Change in Control (CIC)” below for additional details.
(6)	For Mr. Thakkar, $650,000 bonus represents his discretionary 2022 performance bonus earned under the annual incentive compensation program applicable to non-executive officers.

Grants of Plan Based Awards in 2022

The following table summarizes certain information regarding all plan-based awards granted to the named executive officers during the year ended December 31, 2022. Mr. Thakkar did not receive any grants of non-equity plan incentive compensation or equity awards for 2022, and therefore is not included in the table below.

	Estimated Potential Payouts under Non-Equity Incentive Plan Awards (2)					Estimated Future Payouts under Equity Incentive Plan Awards (3)
Name	Award Type (1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards (4)(5) (#)	Grant Date Fair Value of Stock and Option Awards (6)
Phillip J. Kardis II	ROAE	1/1/2022	$0	$1,485,000	$3,712,500
	RSU	1/1/2022							32,347	$487,793
	PSU	1/1/2022				0	32,347	64,694		$975,586

Subramania
Viswanathan	ROAE	1/1/2022		$1,000,000	$2,500,000
	RSU	1/1/2022							24,505	$369,535
	PSU	1/1/2022				0	24,505	49,010		$739,071

Choudhary
Yarlagadda	ROAE	1/1/2022	$0	$1,782,000	$4,455,000
	RSU	1/1/2022							38,816	$585,345
	PSU	1/1/2022				0	38,816	77,632		$1,170,691

Mohit
Marria	ROAE	1/1/2022	$0	$2,000,000	$5,000,000
	RSU	1/1/2022							32,673	$492,709
	PSU	1/1/2022				0	32,673	65,346		$985,418

(1)	Type of Award:

ROAE = ROAE cash bonus for 2022

RSU = Time-vesting RSU granted as the 2022 LTI Fixed bonus

PSU = Performance-vesting stock unit awards granted in 2022

(2)	The ROAE cash bonus awards were earned based on 2022 ROAE performance. See “Compensation Discussion and Analysis -- Key Design Features and 2022 Actions” for additional information on the 2022 goals and results. The actual amounts paid are included as 2022 compensation under the “Non-Equity Incentive Plan” column in the Summary Compensation Table.
(3)	The PSUs granted in 2022 represent the 2022 TER bonus opportunity and may be earned based on our relative TER performance for 2022-2024. See “Compensation Discussion and Analysis -- Key Design Features and 2022 Actions” for additional information on the 2022 TER bonus goals. The number of target PSUs was determined based on the applicable TER bonus dollar denominated amount divided by the average daily VWAP for the Company’s common stock for the 20 consecutive trading days ending on December 31, 2021.
(4)	The RSUs granted in 2022 represent the Fixed LTI bonus for 2022. The numbers of shares granted were based on the applicable dollar amount of the award for the specific named executive officer divided by the average daily VWAP for the Company’s common stock for the 20 consecutive trading days ending on December 31, 2021. Each of these awards vest in equal annual installments over three years following the grant date, subject to continued employment.
(5)	See footnote (3) under the Summary Compensation Table for information on how the grant date fair value for RSU and PSU grants made in 2022 are determined.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table provides information about outstanding equity awards of our named executive officers as of December 31, 2022.

Stock Awards

	Award Type		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	(1)	Grant Date	(#)(2)	($) (3)	(#)(2)(4)	($)(3)
Phillip J
Kardis II	RSU	1/2/2020	13,696	$75,325
	PSU	1/2/2020			67,229	$369,757
	RSU	1/2/2021	39,404	$216,723
	PSU	1/2/2021			113,026	$621,645
	RSU	1/1/2022	35,616	$195,890
	PSU	1/1/2022			71,233	$391,779

Subramaniam
Viswanathan	RSU	8/16/2021	39,446	$216,951
	RSU	1/1/2022	26,982	$148,399
	PSU	1/1/2022			53,963	$296,799

Choudhary
Yarlagadda	RSU	1/2/2020	16,435	$90,393
	PSU	1/2/2020			80,673	$443,703
	RSU	1/2/2021	47,285	$260,067
	RSU-P	1/2/2021	390,224	$2,146,233
	PSU	1/2/2021			135,631	$745,969
	RSU	1/1/2022	42,739	$235,065
	PSU	1/1/2022			85,478	$470,130

Dan Thakkar	RSU	12/15/2021	4,699	$25,843

	RSU	1/2/2020	11,676	$64,217
Mohit Marria	PSU	1/2/2020			67,906	$373,484
(5)	RSU	1/2/2021	50,648	$278,561
	RSU-P	1/2/2021	390,224	$2,146,233
	PSU	1/2/2021			114,168	$627,921
	RSU	1/1/2022	35,975	$197,864
	PSU	1/1/2022			71,950	$395,728

(1)	Award Type and Vesting are as follows:
Award Type	Description	Vesting
RSU	RSU awards granted as part of annual compensation for prior year performance and Fixed LTI bonus, and new hire RSU award for Mr. Viswanathan	Vesting in equal annual installments over three years starting on the first anniversary of the grant date, subject to continued employment*
PSU	TER bonus for the year of grant	Performance vesting based on relative TER over the three-year performance period beginning with the year of grant, cliff vesting at end of the performance period, subject to continued employment.* Per Mr. Marria’s separation agreement, the PSUs will continue to vest, subject only to the achievement by the Company of the applicable performance goals, as though such termination of employment had not occurred, and will be paid on the date specified in the applicable PSU agreement.
RSU-P	One-time promotion bonus for Mr. Marria and Mr. Yarlagadda related to changes in their roles effective January 1, 2021 following the retirement of our prior CEO	For Mr. Yarlagadda, 100,000 vested on January 15, 2021, 100,000 vested on January 15, 2022 and the remaining vest equally each January over the next three years. For Mr. Marria, 100,000 vested on January 15, 2021, 100,000 vested on January 15, 2022 and the remaining 300,000 vested on February 1, 2023 in connection with his separation from the Company.

* See “Potential Payments Upon Termination of Employment or Change in Control” for additional details on vesting in case of termination of employment during the vesting period.

(2)	Includes associated dividend equivalent rights.
(3)	Reflects fair value of unvested awards using December 31, 2022 closing price of our common stock of $5.50 per share.
(4)	Based on performance through the end of 2022, the number of PSUs shown in the table provides actual payout for the 2020 grant, assumes 200% payout for the 2021 grant, and assumes target payout for the 2022 grant.
(5)	For Mr. Marria, all outstanding stock awards as of December 31, 2022 became fully vested on February 1, 2023 in connection with his separation from the Company on December 10, 2022 when he was involuntarily terminated without cause.

Stock Vested in 2022

The following table sets forth certain information with respect to our named executive officers regarding stock vested during the year ended December 31, 2022.

Stock Awards

	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#) (1)	($) (2)
Phillip J. Kardis II	93,264	1,332,743
Subramaniam Viswanathan	17,912	255,962
Choudhary Yarlagadda	239,499	3,422,441
Dan Thakkar	2,349	14,775
Mohit Marria	210,673	3,010,517
(1)	Reflects previously granted RSU/PSU awards vesting during the fiscal year and related earned dividends (before any taxes were withheld), without regard to whether a deferral election was applied under the Stock Award Deferral Program, described below under “Nonqualified Deferred Compensation.” During the fiscal year ended December 31, 2022, within the value of stock awards realized on vesting, Mr. Kardis has deferred the delivery of 27,853 stock awards, Mr. Yarlagadda has deferred the delivery of 239,499 stock awards and Mr. Marria has deferred the delivery of 210,673 stock awards, in each case until the separation of their employment with the Company. Mr. Viswanathan and Mr. Thakkar did not defer the delivery of any stock awards. See additional information on amounts deferred set forth below under the heading “Nonqualified Deferred Compensation.”
(2)	Reflects fair value of vested shares using closing price of our common stock on date of vesting.

Pension Benefits

Our named executive officers received no benefits in 2022 from us under defined pension plans. Our only retirement plan in which the named executive officers were eligible to participate is the 401(k) Plan.

Nonqualified Deferred Compensation

We have established a Stock Award Deferral Program. Under the program, named executive officers and directors can elect to defer payment of certain stock awards made pursuant to our equity incentive plan. Deferred awards are credited as deferred stock units and are paid at the earlier of separation from service or a date elected by the participant. Payments are generally made in a lump sum or, if elected by the participant, in five annual installments if paid upon separation from service. Deferred awards receive dividend equivalents during the deferral period credited as additional deferred stock units. Amounts are paid at the end of the deferral period by delivery of shares from our equity incentive plan (plus cash for any fractional deferred stock units), less any applicable tax withholdings. Deferral elections do not alter any vesting requirements applicable to the underlying stock award. Amounts will not be considered deferred until after vested in accordance with the applicable vesting schedule for the award.

The following table shows the contributions, earnings, distributions, and year-end account values for each named executive officer under the program for the fiscal year ended December 31, 2022:

Name	Executive Contributions ($)	Registrant Contributions ($)	Aggregate Earnings ($)	Aggregate Withdrawals/ Distributions ($)	Balance at December 31, 2022 ($)(1)
Phillip J. Kardis II	398,015	-	(331,418)	-	202,905
Subramaniam Viswanathan	-	-	-	-	-
Choudhary Yarlagadda	3,422,441	-	(9,644,825)	-	4,116,182
Dan Thakkar	-	-	-	-	-
Mohit Marria	3,010,517	-	(6,722,370)	-	3,107,325
(1)	Deferred awards are included in the Summary Compensation Table in the year of grant based on the grant date fair value.

Potential Payments upon Termination of Employment or Change in Control (CIC)

As noted earlier, Mr. Marria served as our Chief Executive Officer and Chief Investment Officer until December 10, 2022, at which time his employment with the Company ended as an involuntary termination without cause. In accordance with the terms of his employment agreement, Mr. Marria was entitled to certain severance benefits.

Under the terms of his employment agreement, as supplemented by the separation and general release required thereunder that Mr. Marria entered into in connection with his departure from the Company, upon the termination of his employment and subject to his ongoing compliance with any applicable post-employment covenants, Mr. Marria was entitled to receive:

(i)	cash severance of $7,730,400 payable over 18 month commencing January 1, 2023, which amount was determined based on the severance provisions under his employment agreement for a termination without cause; and
(ii)	the accelerated vesting of his outstanding RSU awards in February 2023 and the outstanding PSUs continue to vest per schedule (subject to actual performance results for the PSUs). For Mr. Marria, the value of his outstanding equity at termination was approximately $8.6 million, based upon the RSUs that vested and the PSUs that will continue to vest (reflected at actual performance and payment for the 2020 PSUs and assuming target performance for the 2021 and 2022 PSUs, based on the closing price of our common stock on December 10, 2022).

Upon the termination of his employment and not subject to any applicable post-employment covenants, Mr. Marria was also entitled to receive:

(i)	$184,931.51, less required deductions and withholdings, as pay in lieu of notice under his employment agreement in a lump sum payment;
(ii)	$7,000 in legal fees for review of the separation agreement; and
(iii)	an additional payment of $43,103.45 equal to three (3) weeks of accrued vacation.

Other than the benefits described above, Mr. Marria received no other benefits as a result of the termination of his employment other than amounts already earned and vested but unpaid under the Company plans and programs in which he participated. The Company will pay 100% of his COBRA premiums for 12 months commencing on January 1, 2023, valued at $30,585 for the 12 months of premiums. As required by his employment agreement and pursuant to the separation agreement, he provided the Company with a release of claims as a condition to receiving the severance payments and benefits and must comply with certain post-employment covenants as required by his employment agreement.

As of December 31, 2022, Mr. Thakkar did not have an employment agreement with the Company. In the event of an involuntary termination due to a reduction in force/downsizing, change in company direction, job elimination, termination for performance or any reason other than “cause”, the Company provides a discretionary severance benefit for the affected employees. The amount of severance is generally calculated based on length of service as an employee of Chimera and base pay. Based on the likely application of the Company’s discretionary policy, if Mr. Thakkar experienced a qualifying termination as of December 31, 2022, he would be eligible to receive 8 weeks of severance in an aggregate amount of $45,977.02, 3 months of COBRA premiums valued at $11,316.30, and 3 months of outplacement services valued at $2,500.

The tables below show certain potential payments that would have been made to the named executive officers employed by the Company and subject to prior employment agreements (Messrs. Kardis, Viswanathan, and Yarlagadda) assuming such person’s employment had terminated at the close of business on December 31, 2022, under various scenarios, including a Change in Control. The table assumes that neither the Company nor any of the named executive officers gave notice of its or his intention not to renew the executive’s respective prior employment agreement with the Company for 2022.

The tables include only the value of the incremental amounts payable to the named executive officer arising from the applicable scenario and do not include the value of vested or earned, but unpaid, amounts owed to the applicable named executive officer as of December 31, 2022 (including, for example, any annual bonus earned but not yet paid as of such date, dividend equivalents relating to dividends declared but not paid as of such date, vested but unsettled RSUs or PSUs, employer 401(k) matches, and the value of the shares underlying the DSUs that will be paid to the applicable named executive officer upon separation of service. See “Nonqualified Deferred Compensation” above for the value of such DSUs as of December 31, 2022).

The footnotes to the tables describe the assumptions used in estimating the amounts shown in the tables. As used below, the terms “Target Cash Bonus,” “Annual Cash Bonus,” “Cause,” “Change in Control,” “Disability,” “Good Reason,” “TER Bonus” and “TSR Bonus” shall have the respective meanings set forth in the applicable prior employment agreement, each of which has been filed with the SEC, or award agreement(s), forms of which have been filed with the SEC. Please refer to our current report on Form 8-K filed with the SEC on December 17, 2018 for copies of these employment contracts.

Because the payments to be made to a named executive officer depend on several factors, the actual amounts to be paid out upon a named executive officer’s termination of employment can only be determined at the time of the executive’s separation from the Company.

Potential Payments upon Termination of Employment/CIC: Phillip J. Kardis II:

Incremental Benefits due to Termination Event	Death (a)	Disability (a)	Termination Without Cause/Resigna tion for Good Reason (b)	Termination For Cause/Volunt ary Resignation	Change in Control (c)	Retirement (d)
Severance/Paym ent to Representative or Estate	-	-	$7,543,631	-	$8,485,470	-
Value of Accelerated Equity Awards	$1,179,529	$1,179,529	-	-	$487,938	$1,179,529
Deferred Compensation	-	-	-	-	-	-
Other Benefits	-	-	-	-	-	-
Total Value of Incremental Benefits	$1,179,529	$1,179,529	$7,543,631	-	$8,973,408	$1,179,529

Potential Payments upon Termination of Employment/CIC: Subramaniam Viswanathan:

Incremental Benefits due to Termination Event	Death (a)	Disability (a)	Termination Without Cause/Resignation for Good Reason (b)	Termination For Cause/Voluntary Resignation	Change in Control (c)	Retirement (d)
Severance/Payment to Representative or Estate	-	-	$5,013,749	-	$6,000,000	-
Value of Accelerated Equity Awards	$513,749	$513,749	-	-	$365,350	$513,749
Deferred Compensation	-	-	-	-	-	-
Other Benefits	-	-	-	-	-	-
Total Value of Incremental Benefits	$513,749	$513,749	$5,013,749	-	$6,365,350	$513,749

Potential Payments upon Termination of Employment/CIC: Choudhary Yarlagadda:

Incremental Benefits due to Termination Event	Death (a)	Disability (a)	Termination Without Cause/Resignation for Good Reason (b)	Termination For Cause/Voluntary Resignation	Change in Control (c)	Retirement (d)
Severance/Payment to Representative or Estate	-	-	$11,048,542	-	$11,230,325	-
Value of Accelerated Equity Awards	$3,561,659	$3,561,659	-	-	$2,731,758	$3,561,659
Deferred Compensation	-	-	-	-	-	-
Other Benefits	-	-	-		-	-
Total Value of Incremental Benefits	$3,561,659	$3,561,659	$11,048,542	-	$13,962,082	$3,561,659

*For purposes of these tables, calculations of “Value of Accelerated Equity Awards” are based on $5.50 per share, the closing price of our common stock on December 31, 2022. For purposes of these tables, except for a Change in Control, we have assumed that the target performance metrics with respect to the PSUs have been achieved and in the case of a Change of Control, we have used the actual performance through December 31, 2022, but neither approach includes dividend equivalent rights.

(a) Death and Disability

The following incremental benefits would be paid to a named executive officer or his estate or legal representative in the event of his termination due to death or Disability as of December 31, 2022:

(i) Value of Accelerated Equity Awards: For each executive officer, the amount represents the aggregate value resulting from the (i) immediate full vesting of all outstanding equity-based compensation previously granted in connection with an Annual Bonus other than the PSUs granted in connection with the TER Bonus; and, (ii) continuing vesting of any outstanding PSUs previously granted in connection with the TER Bonus, subject to the achievement by the Company of the applicable performance goals and the applicable award agreement.

For purposes of these tables, we have assumed that the target performance metric with respect to the PSUs has been achieved.

(ii) Other Benefits: For each of the named executive officers, 100% of the COBRA premiums incurred by such named executive officer and his eligible dependents under the Company’s healthcare plan during the 18-month period following the named executive officer’s termination of employment.

(b) Termination Without Cause/Resignation for Good Reason

The following incremental benefits would be paid to a named executive officer in the event he is terminated without Cause (other than within six months before or 24 months following a Change in Control) or by such named executive officer for Good Reason (other than within 24 months following a Change in Control):

(i) Severance: For each of the named executive officers, a payment equal to 1.5 times the sum of (a) his then current base salary and (b) the greater of (x) Target Cash Bonus or (y) his average Annual Cash Bonus awarded for the three most recent calendar years.

(ii) Value of Accelerated Equity Awards: For each executive the amount represents the aggregate value resulting from the (i) immediate full vesting of all outstanding equity-based compensation previously granted in connection with his Annual Bonus other than the PSUs granted in connection with the TER Bonus; and (ii) continuing vesting of outstanding PSUs previously granted in connection with the TER Bonus, subject to the achievement by the Company of applicable performance goals and the applicable award agreement.

For purposes of these tables, we have assumed that the target performance metric with respect to the PSUs has been achieved.

(iii) Other Benefits: For each of the named executive officers, 100% of the COBRA premiums incurred by such named executive officer and his eligible dependents under the Company’s healthcare plan during the 12-month period following the named executive officer’s termination of employment.

(c) Termination/Resignation upon Change in Control

The following incremental benefits would be paid to a named executive officer in the event of (1) the termination of such named executive officer’s employment by the Company other than for Cause (other than Disability) within six months before or 24 months following a Change in Control or (2) such named executive officer’s resignation of his employment for Good Reason within 24 months following a Change in Control.

(i) Severance: A severance payment equal to 2.25 times, in the case of Mr. Yarlagadda, or two times, in the case of the other executives, the sum of (a) his base salary and (b) the greater of (x) Target Cash Bonus or (y) his average Annual Cash Bonus awarded for the three most recent calendar years.

(ii) Value of Accelerated Equity Awards and Pro-Rata Bonus: For each executive, the amount represents the aggregate value resulting from the (i) immediate full vesting of all outstanding equity-based compensation previously granted other than the PSUs granted in connection with the TER Bonus; (ii) the immediate full vesting of all PSUs granted in connection with the TER Bonus that are eligible to vest solely on the basis of continued employment; and (iii) a pro-rata portion of the Annual Cash Bonus he would have earned for the year of termination based on the Company’s relative ROAE, payable at the time such Annual Cash Bonus would have been paid to the executive for such year absent such termination but no later than March 15 of the immediately following year.

(iii) Other Benefits: For each of the named executive officers, 100% of the COBRA premiums incurred by such named executive officer and his eligible dependents under the Company’s healthcare plan during the 18-month period following the named executive officer’s termination of employment.

For a discussion of the prior employment agreements which were still in effect as of December 31, 2022, see “Compensation Discussion and Analysis.”

To receive the severance benefits discussed above, the named executive officers must comply with the covenants in the employment agreements, which include confidentiality, non-disparagement, and 12-month non-compete and non-solicitation restrictions.

(d) Retirement

If the named executive officer’s service with the Company is terminated because of the named executive officer’s “Retirement,” (i) the PSUs continue to vest in accordance with their terms (time and performance requirements) as though such termination of service had not occurred provided that the executive complies with any applicable post-employment covenants, and (ii) the RSUs, other than 2021 promotion grant received by Mr. Yarlagadda, vest immediately. “Retirement” means the named executive officer’s termination of service with the Company after having attained a combined age and years of service with the Company equal to at least 65 with at least five years of service with the Company (including any predecessor), other than termination due to death, Disability, or for “Cause.” Currently, Mr. Kardis and Mr. Yarlagadda meet this condition.

For a discussion of employment agreements that we executed with certain of our named executive officers effective January 1, 2019, including provisions related to Change of Control payments, see “Compensation Discussion and Analysis.”

To receive the severance benefits discussed above, the named executive officers must not breach any of the covenants in the employment agreements that include confidentiality and non-disparagement provisions, and during-employment and 12-month post-employment non-compete/non-solicitation restrictions.

CEO Compensation Pay Ratio

As required by applicable law, we determined that the 2022 total compensation of Phillip J. Kardis II, our Chief Executive Officer, of $5,944,178, as shown in the Summary Compensation Table above (the “CEO Compensation”), was approximately 17.2 times the total compensation of a median employee in 2022 of $345,000.

We identified the median employee using the annual base salary and expected bonus, as of December 31, 2022, plus any incentive stock awards granted in 2022 for all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2022. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our CEO Compensation.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, may not be comparable to our CEO pay ratio.

Pay versus Performance

As required by SEC rules, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO[1]		Compensation Actually Paid to PEO[2]		Average Summary Compensation Table Total for Non-PEO NEOs[3]	Average Compensation Actually Paid to Non-PEO NEOs[4]	Value of Initial Fixed $100 Investment Based On:		Net Income (thousands) [7]	ROAE[8]
							Total Stockholder Return[5]	Peer Group Total Stockholder Return[6]
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)
2022[9]	Marria $7,481,461	Kardis $5,944,178	Marria $4,858,627	Kardis $3,687,845	$4,041,414	$2,587,076	30.56	58.46	$(513,066)	15.0%
2021[10]	$11,976,596		16,003,134		$6,517,304	$8,035,188	76.04	82.47	$674,519	17.7%
2020[11]	$9,403,448		5,693,046		$5,370,904	$3,524,918	51.25	74.01	$89,012	30.7%

1 The dollar amounts reported in column (b) are (i) for 2022, the amounts of total compensation reported for Mr. Marria (our former Chief Executive Officer until December 10, 2022) and the amounts of total compensation reported for Mr. Kardis (our Chief Executive Officer), (ii) for 2021, the amounts of total compensation reported for Mr. Marria (our former Chief Executive Officer in 2021) and (iii) for 2020, the amounts of total compensation reported for Matthew Lambiase (our former Chief Executive Officer in 2020, and together with Mr. Marria and Mr. Kardis, the “PEOs”) in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”

2 The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to the relevant PEO during the applicable year as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the relevant PEO during the applicable year. In accordance with SEC rules, the following adjustments were made to the relevant PEO’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO		Minus Reported Value of Equity Awards(a)		Plus Equity Award Adjustments(b)		Compensation Actually Paid to PEO
2022	Marria $7,481,461	Kardis $5,944,178	Marria $1,478,127	Kardis $1,463,378	Marria $(1,144,708)	Kardis $(792,955)	Marria $4,858,627	Kardis $3,687,845
2021	$11,976,596		$6,583,196		$10,609,734		$16,003,134
2020	$9,403,448		$2,614,848		$(1,095,554)		$5,693,046
(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year and Unvested at End of the Year		Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards		Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year		Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year		Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year		Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation		Total Equity Award Adjustments
2022	Marria $239,811	Kardis $237,418	Marria $(1,369,241)	Kardis $(1,006,065)	Marria -	Kardis -	Marria $(15,278)	Kardis $(24,309)	Marria $12,514,246	Kardis $4,493,436	Marria -	Kardis -	Marria $(1,144,708)	Kardis $(792,955)
2021	$9,677,612		$824,805		-		$107,317		$2,816,891		-		$10,609,734
2020	$864,779		$(1,481,993)		-		$(478,340)		$6,714,458		-		$(1,095,554)

[3]	The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding the relevant PEO for the applicable year) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding the relevant PEO for the applicable year) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Messrs. Yarlagadda, Viswanathan and Thakkar; (ii) for 2021, Messrs. Yarlagadda, Viswanathan and Kardis; and (iii) for 2020, Messrs. Yarlagadda, Marria, Kardis and Rob Colligan.

[4]	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the relevant PEO for the applicable year), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the relevant PEO for the applicable year) during the applicable year. In accordance with SEC rules, the following adjustments were made to average total compensation for the NEOs as a group (excluding the relevant PEO for the applicable year) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:
Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Minus Average Reported Value of Equity Awards	Plus Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$4,041,414	$(954,881)	$(499,458)	$2,587,076
2021	$6,517,304	$(2,510,013)	$4,027,897	$8,035,188
2020	$5,370,904	$(1,425,554)	$(420,432)	$3,524,918

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year and Unvested at End of the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$154,920	$(645,784)	-	$(8,594)	$4,899,589	-	$(499,458)
2021	$3,361,188	$590,377	-	$76,332	$2,257,294	-	$4,027,897
2020	$471,454	$(726,946)	-	$(164,940)	$4,031,873	-	$(420,432)

[5]	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
[6]	Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P Industrials.
[7]	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
[8]	These are the same amounts as used for the ROAE bonus under the employment agreements in effect for 2022. See Appendix II for additional information on the calculation of ROAE in relation to GAAP reported results.
[9]	For 2022, we had two CEOs. The first column shows 2022 amounts for Mr. Marria, who served as CEO until December 10, 2022, and the second column shows 2022 amounts for Mr. Kardis, who serves as our CEO since December 10, 2022.
[10]	For 2021, amounts shown are for Mr. Marria, our CEO for 2021.
[11]	For 2020, amounts shown are for Matthew Lambiase, our CEO for 2020.

Financial Performance Measures

As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. For the most recently completed fiscal year, the most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, to the Company’s performance are as follows:

•	ROAE
•	Relative TER

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those Company measures are presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and ROAE

As demonstrated by the following graph, the amount of compensation actually paid to our former CEO Mr. Marria for 2021 included a one-time promotion grant of 500,000 RSUs, representing 50.3% of compensation actually paid to Mr. Marria for 2021, which was nonrecurring (the “Nonrecurring Payment”). Without taking into account such Nonrecurring Payment, the amount of compensation actually paid to the relevant PEO for the applicable year and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding the relevant PEO for the applicable year) is aligned with the Company’s ROAE over the three years presented in the table. The alignment of compensation actually paid with the Company’s ROAE over the period presented is because over 60% of actual compensation paid to the NEOs is based on the Company’s ROAE relative to its peer group.

Compensation Actually Paid and TSR

As demonstrated by the following graph and without taking into account the Nonrecurring Payment made to Mr. Marria in 2021 as discussed above, the amount of compensation actually paid to the relevant PEO for the applicable year and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding the relevant PEO for the applicable year) is aligned with the Company’s TSR over the three years presented in the table.

Compensation Actually Paid and Net Income

As demonstrated by the following table and without taking into account the Nonrecurring Payment made to Mr. Marria in 2021 as discussed above, the amount of compensation actually paid to the relevant PEO for the applicable year and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding the relevant PEO for the applicable year) is generally aligned with the Company’s net income over the three years presented in the table. While the Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measures ROAE and TSR, which the company does use for when setting goals in the Company’s short-term incentive compensation program and the performance-based RSUs that are awarded to the NEOs. As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” the Company targets that approximately 60% of the value of total compensation awarded to the NEOs consists of amounts determined under the Company short-term incentive compensation program.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our compensation committee is comprised solely of the following independent directors: Mr. Creagh (chair), Mr. Chavers and Ms. Still. None of these directors is serving or has served as an officer or employee of us or any affiliate or has any other business relationship or affiliation with us, except his or her service as a director, and there are no other Compensation Committee interlocks that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934, as amended.

COMPENSATION OF DIRECTORS

Overview and Process

We compensate only those directors who are independent under the NYSE listing standards. Any member of our Board of Directors who is an employee of ours is not considered independent under the NYSE listing standards and did not (and will not) receive additional compensation for serving on our Board of Directors.

Our compensation committee, together with FW Cook, a nationally recognized compensation consulting firm retained by our Board of Directors, reviews the components of the compensation arrangements offered to our independent directors. As part of this process, our compensation committee considers, among other things, the duties and responsibilities associated with the position of each director and emerging trends and best practices in director compensation.

The compensation committee will, on an ongoing basis, continue to examine and assess our director compensation practices relative to our compensation philosophy and objectives, as well as competitive market practices and total stockholder returns, and will make modifications to the compensation programs, as deemed appropriate. The compensation committee also considers the compensation of boards of directors of the same group of peer companies that the committee considers for the compensation of our named executive officers.

Amount and Form of Director Compensation

Based upon the recommendations of FW Cook, among other things, and our compensation committee’s review of FW Cook’s analysis, our compensation committee recommended to our Board of Directors, and our Board of Directors approved, the following annual compensation arrangements offered to our independent directors for the 2022-2023 director service year beginning June 1, 2022, which have not changed from the 2021-2022 director service year, and the compensation committee does not expect changes for the 2023-2024 director service year:

2022
Annual cash retainer (paid quarterly; may elect to be paid as a stock award)	$100,000
Annual stock award amount (RSUs with 1-year vesting)	$120,000
2022
Annual cash fee for Board Chairperson	$75,000
Annual cash fee for Audit Committee Chairperson	$50,000
Annual cash fee for Compensation Committee Chairperson and Risk Chairperson	$25,000
Annual cash fee for Nominating and Corporate Governance Committee Chairperson	$25,000
Annual cash fee for Committee Membership (other than Committee Chair)	$10,000

Directors receive a grant of RSUs equal in value to the annual stock award amount (plus any amount of cash compensation the director elects to receive in stock) on the first day of the director service year. The RSUs accrue dividend equivalent rights and vest on the last day of the director service year unless the director’s service terminates prior to such date in which case the RSUs vest pro rata on such date based on the number of days the director served as director during the director service year.

Expense Reimbursement and Deferrals

We also reimburse our directors for their travel expenses incurred in connection with their attendance at Board of Directors and committee meetings. Our independent directors are eligible to receive restricted common stock, options, and other stock-based awards under our equity incentive plan, although none are currently contemplated other than as described above as part of the annual director compensation program.

We established a Stock Award Deferral Program, described above under “Nonqualified Deferred Compensation.” Under this program, our directors can elect to defer payment of stock awards until termination of their directorship or an earlier specified date. Amounts deferred are tracked as DSUs, continue to receive dividend equivalents, and are paid in actual shares. The compensation committee felt that this program encourages directors’ long-term retention of stock awards earned under our director compensation program.

2022 Director Compensation

The table below summarizes the compensation paid by us to our independent directors for the year ended December 31, 2022.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(2)(3)	Total($)
Gerard Creagh	$205,000	$120,000	$325,000
Mark Abrams	$135,000	$120,000	$255,000
Brian P. Reilly(1)	$-	$280,000	$280,000
Debra Still	$135,000	$120,000	$255,000
Kevin G. Chavers	$135,000	$120,000	$255,000
Sandra Bell	$120,000	$60,000	$180,000
(1)	In accordance with the design of the director compensation program described above, Brian P. Reilly elected to receive common stock in lieu of all cash payments for Board of Director fees earned during 2022.
(2)	Stock Awards includes an RSU Award on June 15, 2022 for the director service year ending on the date of the Annual Meeting.
(3)	For amounts under the column “Stock Awards,” we disclose the grant date fair value for the award measured in dollars and calculated in accordance with FASB ASC Topic 718 – Compensation – Stock Compensation.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

This section discusses certain direct and indirect relationships and transactions involving us and certain persons related to us.

Approval of Related Person Transactions

Our Code of Business Conduct and Ethics (the “Code”) requires all our personnel to be scrupulous in avoiding a conflict of interest regarding our interests. The Code prohibits us from entering a business relationship with an immediate family member or with a company in which the employee or immediate family member has a substantial financial interest unless such relationship is disclosed to and approved in advance by our Board of Directors.

Each of our directors and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they or their immediate family members had or will have a direct or indirect material interest with respect to us. We review these questionnaires and, if we determine it is necessary, discuss any reported transactions with the entire Board of Directors. Our audit committee is responsible for reviewing, approving, and monitoring related-party transactions, if any, pursuant to the committee charter. We do not, however, have a formal written policy for approval or ratification of such transactions, and all such transactions are evaluated on a case-by-case basis. If we believe a transaction is significant to us and raises conflict of interest issues, we will discuss it with our legal counsel, and if necessary, we will form an independent committee of the Board of Directors that has the right to engage its own legal and financial counsel to evaluate and approve the transaction.

REPORT OF THE AUDIT COMMITTEE

Since our inception, we have had an audit committee composed entirely of non-employee directors. The members of the audit committee meet the independence and experience requirements of the New York Stock Exchange (“NYSE”). The Board of Directors has determined that each of Mr. Reilly and Ms. Bell is an audit committee financial expert, and each member of the audit committee is an independent director within the meaning of the applicable rules of the Securities and Exchange Commission (“SEC”) and the NYSE. In 2022, the audit committee met six times. The audit committee has adopted a written charter outlining the practices it follows. A full text of our audit committee charter is available for viewing on our website at www.chimerareit.com. Any changes in the charter or key practices will be reflected on our website.

In performing all of its functions, the audit committee acts only in an oversight capacity, and necessarily, in its oversight role, the audit committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in its report, expresses an opinion on the conformity of our annual financial statements to generally accepted accounting principles and on the effectiveness of our internal control over financial reporting as of year-end.

The audit committee has reviewed and discussed our audited financial statements with management and with Ernst & Young LLP (“Ernst & Young”), our independent auditors for 2022.

The audit committee has discussed with Ernst & Young the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”).

The audit committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young's communications with the audit committee concerning independence and has discussed with Ernst & Young their independence.

In reliance on these reviews and discussions, and the report of the independent registered public accounting firm, the audit committee recommended to our Board of Directors, and our Board of Directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC. The audit committee also recommends the selection of Ernst & Young to serve as independent public accountants for the fiscal year ending December 31, 2023.

The foregoing report has been furnished by the current members of the audit committee:

Brian P. Reilly, Chair
Gerard Creagh
Sandra Bell

The Audit Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

PROPOSAL 2 CONSIDER AND VOTE UPON A NON-BINDING ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are seeking an advisory vote on executive compensation matters. We currently seek such an advisory vote on an annual basis. The stockholder vote will not be binding on us or the Board of Directors, and it will not be construed as overruling any decision by us or the Board of Directors or creating or implying any change to, or additional, duties for us or the Board of Directors.

While this vote is advisory and not binding on us, it will provide information to us and the compensation and nominating and corporate governance committees regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the compensation and nominating and corporate governance committee will be able to consider when determining the appropriateness of our executive compensation.

At our 2022 annual meeting of stockholders, a majority of the votes cast on the “say on pay” proposal voted in favor of our executive compensation. The compensation committee believes the results of the 2022 “say on pay” vote demonstrated that stockholders generally agreed with our compensation program and policies and the compensation of our named executive officers.

The Board of Directors recommends that stockholders vote in favor of the following resolution: “RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THIS RESOLUTION.

PROPOSAL 3 CONSIDER AND VOTE UPON A NON-BINDING ADVISORY VOTE APPROVING THE FREQUENCY OF ADVISORY VOTES ON OUR EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are seeking an advisory vote from stockholders as to whether an advisory vote on executive compensation should occur every one, two or three years. The option of one year, two years or three years that receives a majority of all the votes cast at the Annual Meeting will be the frequency for the advisory vote on executive compensation that has been recommended by stockholders. For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by stockholders. The stockholder vote will not be binding on us or the board of directors, and it will not be construed as overruling any decision by us or the board of directors or creating or implying any change to, or additional, fiduciary duties for us or the board of directors.

A vote that occurs every year will permit stockholders to evaluate our executive compensation program against our long-term performance. We believe that our compensation program is directly linked to our principal business objective of generating income for our stockholders.

We take a long-term view towards our performance, and therefore believe it is most appropriate for stockholders to express their views on our compensation program every year. In determining to recommend that the stockholders select a frequency of once every year, our board of directors considered how an advisory vote at such frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, objectives and practices in the context of our longterm business results for such period, while avoiding overemphasis on short-term fluctuations in compensation and business results that could occur over shorter periods of time. An advisory vote occurring once every year will also permit our stockholders to fully observe and evaluate the impact of any changes to our executive compensation philosophy and objectives which have occurred since the last advisory vote on executive compensation, including any changes in response to the outcome of a prior advisory vote on executive compensation.

If a stockholder has a concern about our compensation program and would like to contact us, our board of directors and our Compensation Committee may be contacted either individually or as a group at any time as noted under “Board Meetings and Committees—Communications with the Board of Directors” in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR EVERY YEAR” FOR THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL 4 CONSIDER AND VOTE UPON THE ADOPTION OF THE CHIMERA INVESTMENT CORPORATION 2023 EQUITY INCENTIVE PLAN

On April 10, 2023, the Board approved, subject to stockholder approval, the Chimera Investment Corporation 2023 Equity Incentive Plan (the “Plan”). If the Plan is approved by our stockholders, it will authorize the issuance of up to 20,000,000 shares of our common stock for the grant of awards under the Plan.

The Plan will replace our 2007 Equity Incentive Plan, as amended and restated effective December 10, 2015 (the “Prior Plan”), and no new awards will be granted under the Prior Plan upon stockholder approval of the Plan. Any awards outstanding under the Prior Plan will remain subject to and be paid under the Prior Plan. Any shares subject to outstanding awards under the Prior Plan that, after stockholder approval of the Plan, expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under the Plan. Also, shares withheld for tax withholding requirements after stockholder approval of the Plan for full value awards originally granted under the Prior Plan (such as the RSUs and PSUs awarded to our named executive officers as described in this proxy statement) will automatically become available for issuance under the Plan.

As of April 13, 2023, approximately 3.5 million shares of the Company’s common stock were then subject to outstanding awards granted under the Prior Plan and approximately 2.3 million shares were available for future grant under the Prior Plan. Because the Plan will replace the Prior Plan, the new shares requested for the Plan would increase the number of shares available for future grants by approximately 17.7 million.

The Board recommends that stockholders approve the Plan. The purposes of the Plan include to:

•	attract, reward, and retain employees, non-employee directors, and other service providers; and
•	focus such employees, non-employee directors, and other service providers on the continued success, long-term growth, and profitability of the Company.

The Plan allows us to promote greater ownership by officers, non-employee directors, employees, and consultants in order to align their interests more closely with the interests of our stockholders. Stockholder approval of the Plan will also enable us to grant awards under the Plan that are designed to qualify for special tax treatment under Section 422 of the Internal Revenue Code (the “Code”).

If the Plan is not approved, the Prior Plan will remain in effect, but its available share pool may be insufficient to provide for future equity awards to our employees and non-employee directors, including the awards contemplated by the new employment agreements for our named executive officers. The Board believes that the amount of potential dilution to stockholders represented by the share request for the Plan is reasonable. Under “Equity Compensation Plan Information” below, we present the dilution represented by the Prior Plan as of December 31, 2022. The following updates that information through April 13, 2023, taking into account post-year end awards and vesting events and including the incremental additional shares requested for approval for the Plan:

Select Plan Data as of April 13, 2023

Incremental Additional Shares Requested under Plan	17,687,753
Full Value Awards Outstanding*	3,494,447
Shares Available for Future Awards	2,312,247

Total Share Allocation (TSA)	23,494,447
Common Shares Outstanding as of April 13, 2023	232,093,167
Dilution (TSA / Common Shares Outstanding as of April 13, 2023 + TSA)	10.12%

* As of April 13, 2023, the only awards outstanding are RSUs and PSUs. No stock options or stock appreciation rights are outstanding. PSUs are included assuming maximum payout net of tax withholding.

Key Features

The following features of the Plan are designed to help protect the interests of our stockholders:

•	Limitation on terms of stock options and stock appreciation rights. The maximum term for stock options and stock appreciation rights (“SARs”), is 10 years.
•	No repricing or grant of discounted stock options or SARs. The Plan does not permit the repricing of stock options or SARs, either by amending an existing award or by substituting a new award at a lower price, without stockholder approval (other than in connection with certain anti-dilution adjustments). The Plan prohibits the granting of stock options or SARs with an exercise price less than the fair market value of the common stock on the date of grant.
•	No single-trigger acceleration, “liberal” change in control definition, or excise tax gross-ups. Under the Plan, we do not automatically accelerate vesting of awards in connection with a change in control of the Company. The Plan does not include a “liberal” change in control definition. We do not provide change in control excise tax gross-ups.
•	No Liberal Share Counting for Options/SARs. The Plan prohibits us from re-using shares that are tendered or surrendered to pay the exercise cost or tax obligation for grants of stock options and SARs. Shares repurchased through stock option exercise proceeds are not available to be re-used under the Plan.
•	Clawbacks. Awards granted under the Plan are subject to certain compensation recovery policies.
•	Dividends on awards subject to vesting. We will not pay dividends or dividend equivalents on stock options or SARs. Dividend equivalents on other awards, including RSUs and PSUs, are subject to the same vesting requirements (both time-vesting and performance-vesting) as the underlying units or shares.
•	Robust Transfer Restrictions. Equity award transferability to third parties “for consideration” is not allowed (including to third-party financial institutions). The transfer of awards, if at all, is limited to immediate family members without consideration and by the laws of descent and distribution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE CHIMERA INVESTMENT CORPORATION 2023 EQUITY INCENTIVE PLAN.

Following is a summary of the Plan, which is qualified in its entirety by reference to the full text of the Plan, which is set forth in Appendix I to this Proxy Statement.

SUMMARY OF THE PLAN

Shares Available Under the Plan

Subject to certain adjustments, the maximum number of shares available for issuance under the Plan is the sum of 20,000,000 shares, plus any additional shares underlying awards granted under the Plan or the Prior Plan that may become available for issuance under the Plan, as described below, and reduced by any shares with respect to awards granted under the Prior Plan after April 13, 2023 and before the effective date of the Plan. All 20,000,000 such shares may be granted as incentive stock options under Section 422 of the Code (“ISOs”). The shares of common stock that may be issued under the Plan may consist, in whole or in part, of unissued shares or previously issued shares that have been reacquired by the Company.

On or after the date upon which the Plan is approved by our stockholders until the date upon which it terminates, if and to the extent that any award granted under the Plan or the Prior Plan terminates, expires, is surrendered, or is forfeited, in whole or in part, any unissued shares covered by such award shall be made available (or again available) for issuance under the plan (including for outstanding performance share awards to the extent they are earned based on actual performance at less than the amount counted against the share pool at the time of initial grant).

The full number of shares underlying an award of options or SARs will count against the aggregate number of shares available for issuance under the Plan. Any shares with respect to options or SARs which are tendered to the Company in payment of an exercise price or in satisfaction of any tax withholding requirement will continue to be included in this number and will not again be available for awards under the Plan. Any shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options (whether originally granted under the Plan or the Prior Plan), shall not be added to the shares available for grant under the Plan.

Shares underlying any award which is (i) settled in cash or (ii) granted in assumption of or in substitution for an award of a company or business which is acquired by or combined with the Company or an affiliate, will not be counted against the number of shares available for issuance under the Plan. In addition, shares tendered to the Company in the net settlement of full value awards, which includes any award other than stock options and SARS (such as restricted stock, RSUs, PSUs, and DERs settled in shares) will not be counted against the number of shares available for issuance under the Plan.

The fair market value of a share of our common stock as of April 13, 2023 was $5.54.

Administration

The Plan vests broad powers in a committee to administer the Plan (the “Committee”). Unless and until otherwise determined by the Board, the Committee will be our Compensation Committee. In this capacity, the Committee has the authority to determine the individuals to whom awards will be granted, the nature, amounts and terms of such awards, and the objectives and conditions for earning such awards. The Committee may delegate its authority under the Plan, including to a subcommittee consisting of at least two non-employee directors. In addition, the Board may at any time exercise the rights and duties of the Committee under the Plan. Accordingly, references herein to the Committee will also include the Board or any duly authorized delegate.

Types of Awards

Awards under the Plan may include stock options, SARs, restricted stock, dividend equivalent rights (“DERs”) and other share-based awards (including RSUs). Under the Plan, any of these awards may be performance awards that are conditioned on the attainment of performance goals.

Stock Options

The Committee may grant stock options in the form of ISOs or non-qualified stock options (“NQSOs”). The terms and conditions of stock option grants, including the quantity, price, expiration and other conditions on exercise will be determined by the Committee, provided that (i) the exercise price of an option may not be less than the fair market value of one share of our common stock on the grant date; and (ii) an option shall not be exercisable more than ten years after the date it is granted. ISOs may only be granted to participants who are employees in accordance with Section 422 of the Code.

The payment for shares of common stock upon the exercise of stock options may be made (i) in cash or its equivalent; (ii) in shares of common stock having a fair market value equal to the aggregate exercise price and satisfying such other requirements as may be imposed by the Committee; (iii) partly in cash and partly in shares of common stock meeting such requirements as may be imposed by the Committee; (iv) to the extent permitted by applicable law, through the delivery of irrevocable instructions to a broker to sell shares of common stock obtained upon the exercise of the option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price; or (v) through the net settlement of shares of common stock (cashless exercise). To the extent not prohibited by applicable law, the Committee may also authorize the Company to make or facilitate loans to participants to enable them to exercise options.

Stock Appreciation Rights

The Committee may grant SARs in tandem with stock options, independent of stock options or in a combination of these forms. The terms and conditions of SARs, including the quantity, expiration and conditions on exercise, will be determined by the Committee, provided, however, that the exercise price for each SAR shall be at least equal to the greater of (i) the fair market value of a share on the date the SAR is granted or, in the case of a SAR granted in connection with an option, or a portion thereof, the exercise price of the related option and (ii) the minimum amount permitted by applicable laws, rules, bylaws or policies of regulatory authorities or stock exchanges. In addition, a SAR shall not be exercisable more than ten years after the date it is granted. At the Committee’s discretion, payment upon the exercise of SARs may be made in cash, in shares of common stock or in some combination thereof.

Dividend Equivalent Rights

The Committee may grant DERs based on the regular cash dividends declared on shares of our common stock, either as a stand-alone award or as a feature of another award. The DERs will be credited as of the dividend payment dates during the period between the grant date of the DER and the date upon which such DER is exercised, vests or expires, as determined by the Committee. DERs will be converted into cash or additional shares of common stock pursuant to a formula and at such time and subject to such limitations as may be determined by the Committee. DERs granted as a feature of another award shall vest at the same time as the underlying award (or portion thereof) to which they pertain and accordingly, will be subject to cancellation and forfeiture if such award does not vest. DERs may be granted as a feature of both time-based and performance-based awards, but in no event, may they be granted in relation to an award of options or SARs.

Other Share-Based Awards

The Committee may grant to a participant other share-based awards, such as fully vested shares of common stock, shares of restricted stock, RSUs and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, our common stock. The terms and conditions of these other share-based awards, including repurchase, forfeiture or vesting restrictions, will be determined by the Committee. Restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the Committee. At the Committee’s discretion, these other share-based awards may be settled in cash, in shares of common stock or in some combination thereof. In no event will dividends on restricted shares or other share-based awards vest or otherwise be paid out until the underlying award vests, and, accordingly, any such dividends will be subject to cancellation or forfeiture if the underlying award does not vest (whether based on time-vesting or performance-vesting requirements).

Performance Awards

The Committee may grant performance awards, which entitle participants to receive a payment from the Company, the amount of which is based on the attainment of performance goals over a specified award period, as established by the Committee. Any type of award authorized under the Plan may be granted as a performance award. The performance goals for performance awards will consist of one or more business or other criteria and a targeted level of performance with respect to each such criteria, as specified by the Committee. Such business criteria may include:

•	cash flow;
•	earnings per share, as adjusted for any stock split, stock dividend or other recapitalization;
•	other earnings or income measures (including EBIT and EBITDA);
•	total stockholder return;
•	share price performance, as adjusted for any stock split, stock dividend or other recapitalization;
•	dividends per share;
•	return measures (including, but not limited to, return on assets, capital, invested capital, equity or revenue);
•	revenue;
•	profit margin;
•	expense targets;
•	cost control measures;
•	balance sheet metrics;
•	strategic initiatives;
•	implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction;
•	successful completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations, or other transactions, or improvements in capital structure;
•	debt levels or reduction or debt ratios;
•	operating efficiency; or
•	any combination of the foregoing business criteria.

The business criteria include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income, operating income, etc.). Performance goals may, in the discretion of the Committee, be established on a Company-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative to the performance of one or more comparable companies or indices.

The Committee may determine the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, and other unusual, non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). At the Committee’s discretion, performance awards may be settled in cash, in shares of common stock, in other awards or in other property. The Committee has the discretion to reduce the amount of a settlement to be made in connection with performance awards.

Other Terms and Conditions

Change in Control

In the event of a change in control (as defined in the Plan), unless otherwise provided in the applicable award agreement and subject to certain adjustments, outstanding awards will either be continued by the Company or, in the manner described in any applicable transaction documents, be (i) assumed by the Company’s successor or its parent or (ii) canceled and replaced with a substitute award issued by the Company’s successor or its parent. If a change in control occurs and the Company determines not to continue an award and the Company’s successor or its parent does not assume or cancel and replace the award, then:

•	Any time-based vesting conditions will be deemed satisfied; and
•	Any performance-based vesting conditions will be deemed satisfied at the target performance level or, if greater, the level of performance achieved as of a date reasonably proximate to the change in control (without proration of the applicable performance goals, unless determined by the Committee).

Transferability of Awards

Unless otherwise permitted by the Committee on such terms and conditions as it shall determine, awards are not transferable or assignable by the participant other than by will or by the laws of descent and distribution. A participant’s awards exercisable after the death of such participant may be exercised by the legatees, personal representatives or distributees of the participant. In no event may an Award be transferred to a third party financial institution for value.

No Repricing

Neither the Plan nor any award may be amended to provide for the repricing of the option price or exercise price, as applicable, of any option or SAR without the approval of the Company’s stockholders. Subject to certain adjustments, a “repricing” would include the following actions (or any other action with the same effect): (i) changing the terms of an option or SAR to lower the option price or exercise price, as applicable; (ii) any other action treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or cancelling an outstanding option or SAR at a time when the option price or grant price, as applicable, is greater than the fair market value of the underlying shares and replacing such award with another award. The prohibition does not apply to an adjustment to an option or SAR made in connection with a change in capital as described in the “Anti-Dilution Protection” section below.

Tax Withholding

Awards granted under the Plan will be subject to withholding for applicable taxes, to the extent required by law, as described in more detail under the section entitled “Federal Income Tax Consequences” below. The Company may authorize the withholding of shares subject to an award to satisfy required tax withholding, subject to maximum statutory rates.

Recoupment Policy

Each award granted under the Plan shall be subject to any written recoupment or “clawback” policy adopted by the Board. Any such recoupment policy may subject awards (and any amounts paid or realized pursuant to such awards) to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events or wrongful conduct, or as required by applicable law and listing standards.

Eligibility

The Committee may grant awards to any of the employees, non-employee directors and other service providers of the Company or an affiliate of the Company. The Committee shall select the individuals to whom an award shall be granted (each, for the purposes of this proposal, a “participant”) and shall, in its sole discretion, determine the nature, amount and terms of the award. As of April 13, 2023, the Company and its affiliates had approximately 39 employees, 6 non-employee directors, and 0 other service providers who were eligible to receive awards under the Plan.

Plan Benefits

The exact types and amounts of any awards to be made under the Plan to any eligible participants are not presently determinable. As a result of the discretionary nature of the Plan, it is not possible to state who the participants in the Plan will be in the future or the type or amount of awards to be received by such participants.

Anti-Dilution Protection

In the event of any change in the outstanding shares of our common stock by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off or combination transaction or exchange of shares or other corporate exchange, or any distribution to stockholders of shares other than regular cash dividends or any similar transaction, the Committee has the discretion to make such substitution or adjustment, if any, as it deems to be equitable with regard to (i) the number or kind of shares of common stock or other securities available for issuance, issued or reserved pursuant to the Plan and pursuant to outstanding awards; (ii) the maximum amounts of awards that may be granted during a calendar year to any participant; (iii) the exercise price of any option or SAR; (iv) performance goals; and/or (v) any other affected terms of any award.

Amendment and Termination

Unless the Plan is extended with the approval of our stockholders, it will expire by its own terms on April 10, 2033 (ten years after the date of its approval by the Board). However, our Board of Directors may amend, alter or discontinue the Plan at any earlier time, but no amendment, alteration or discontinuation may be made that would (i) increase the maximum number of shares of common stock available for awards under the Plan (including the limits applicable to the different types of awards) or change the class of eligible participants under the Plan (other than amendments having such purpose that are approved by the Company’s stockholders); (ii) without the consent of a participant, diminish any of the rights of the participant under any award granted to such participant under the Plan; or (iii) be prohibited by applicable law or otherwise require stockholder approval. The Committee may, however, amend the Plan in such manner as it deems necessary to permit awards to meet the requirements of the Code or other applicable laws.

If the Committee reasonably determines that any amounts payable under the Plan may be taxable to a participant under Section 409A of the Code and related Department of Treasury guidance, then prior to payment to such participant of such amount, the Company may (i) adopt such amendments to the Plan and awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines are necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and awards; and/or (ii) take such other actions as the Committee determines are necessary or appropriate to comply with the requirements of Section 409A of the Code, provided that neither the Company nor any affiliate will be liable for any additional taxes or other amounts that may be imposed on such participant pursuant to or as a result of Section 409A of the Code.

With respect to participants, if any, who reside or work outside the United States, the Committee may, in its sole discretion, amend the terms of the Plan or awards with respect to such participants in order to conform such terms with the provisions of local law. The Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions.

Federal Income Tax Consequences

The federal income tax consequences of the issuance, exercise, and/or settlement of awards under the Plan are described below. The following information is only a summary of the U.S. federal income tax consequences of the awards and does not purport to cover federal employment taxes or other federal tax consequences that may be implicated by the awards, nor does it cover state, local, or foreign taxes. Award recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and exercise of the awards and the ownership and disposition of any underlying securities. Tax laws are subject to change.

Generally, we expect to be able to take a deduction for any amounts taxable as ordinary income in relation to awards granted under the Plan at the same time that a participant recognizes ordinary income related thereto, subject to the limitations of the Code (including Section 162(m), which prohibits the deduction of compensation paid to certain covered employees in excess of $1 million per year).

Incentive Stock Options

The Plan qualifies as an ISO plan within the meaning of Section 422 of the Code. A recipient who is granted an ISO will not recognize any taxable income for federal income tax purposes on either the grant or exercise of the ISO (except for any participant who is subject to the Alternative Minimum Tax, who may recognize taxable income upon the exercise of the ISO). If the participant sells or otherwise disposes of the shares purchased pursuant to the ISO after holding them for at least two years from the grant date and one year from the exercise date (the required statutory “holding period”), the recipient will recognize long-term capital gain or loss, as the case may be, equal to the difference between the sale price and the exercise price. The Company will not be entitled to any deduction related thereto. If the holding period requirements are not met, any gain realized upon the sale or other disposition will be taxed as ordinary income equal to the lesser of (a) the excess of the fair market value of the shares at the time of exercise over the exercise price; and (b) the gain on the sale or disposition. Any additional gain will be taxed as short-term or long-term capital gain, depending upon how long the participant held the stock prior to the sale or disposition. A sale for less than the option price will result in a capital loss.

Non-Qualified Stock Options

A participant who receives a NQSO under the Plan will not recognize any income for federal income tax purposes upon the grant of the NQSO. Generally, on the exercise of the NQSO, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price for the shares. Upon sale or disposition of the shares purchased pursuant to the NQSO, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the participant’s tax basis for such shares, which includes the amount previously recognized as ordinary income.

Stock Appreciation Rights

A participant who is granted SARs under the Plan will not recognize any taxable income upon the receipt of the SARs. Upon the exercise of such SARs, the participant will recognize ordinary income equal to the fair market value of the shares received minus the base price of the SARs. The Participant’s tax basis in the shares will generally be equal to the fair market value of the shares on the exercise date. Upon the sale or other disposition of shares received pursuant to the exercise of a SAR, the participant will realize either short-term or long-term capital gain or loss, depending on the length of time that the shares are held. The amount of such capital gain or loss is equal to the difference between the amount realized in connection with the sale of the shares and the Participant’s tax basis in such shares.

Restricted Stock

The federal income tax treatment of restricted stock varies according to whether or not a participant chooses to make an election under Section 83(b) of the Code (an “83(b) Election”). Accordingly, a description of both scenarios is provided below.

A participant does not generally recognize taxable income at the time restricted stock is granted. When forfeiture conditions applicable to the restricted stock lapse, the participant recognizes ordinary income in an amount equal to the fair market value of the shares which become unencumbered upon such lapse minus any price paid for the shares. A participant’s tax basis in unencumbered shares is generally equal to the fair market value of the shares upon becoming unencumbered. Upon sale or other disposition of the shares, the participant realizes either short-term or long-term capital gain or loss, depending on the length of time that the shares are held after the forfeiture conditions have lapsed. The amount of such capital gain or loss is equal to the difference between the amount realized upon the sale of the shares and the participant’s tax basis in such shares.

A participant may choose to accelerate the recognition of taxable income for a restricted stock award by making an 83(b) Election within 30 days following the grant of the award. The participant will recognize ordinary income at that time in an amount equal to the fair market value of the shares underlying the award of restricted stock (without considering any forfeiture conditions and transfer restrictions applicable thereto) minus any price paid for the restricted stock award. When forfeiture conditions applicable to the restricted stock lapse, the participant will not recognize any additional ordinary income. However, if any shares of restricted stock are forfeited by the participant at any time (because, for example, specified vesting conditions are not met), the participant will not be entitled to claim a deduction for ordinary income recognized upon making the 83(b) Election. A participant’s tax basis in the shares is generally equal to the amount of ordinary income recognized by the participant pursuant to the 83(b) Election, and the participant’s holding period for such shares begins at that time. Upon sale of the shares, the participant realizes either short-term or long-term capital gain or loss, depending on the length of time that the shares are held. The amount of such capital gain or loss is equal to the difference between the amount realized upon the sale of the shares and the participant’s tax basis in such shares.

Other Share-Based Awards (including RSUs)

The U.S. federal income consequences of other share-based awards will depend upon the specific terms of each award. Normally, a participant will not recognize taxable income upon the grant of the awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any shares received will constitute ordinary income to the participant.

Equity Compensation Plan Information

The following table provides information as of December 31, 2022 concerning shares of our common stock authorized for issuance under our existing equity incentive plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (1)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity Compensation Plans Approved by Stockholders	2,317,831	—	3,650,246
Equity Compensation Plans Not Approved by Stockholders (3)	—	—	—
Total	2,317,831		3,650,246
(1)	Includes unvested RSUs, PSUs, DSUs and related dividends.
(2)	Available shares are reduced by the items outstanding in column 1 plus shares previously vested and issued net of units withheld to cover tax withholding requirements.
(3)	We do not have any equity plans that have not been approved by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S 2023 EQUITY INCENTIVE PLAN.

PROPOSAL 5 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and stockholders are asked to ratify the selection at the Annual Meeting. We expect that representatives of Ernst & Young will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Ernst & Young is not ratified, our audit committee will reconsider the appointment.

Relationship with Independent Registered Public Accounting Firm

Expenses are generally accrued when services are provided. The aggregate fees billed for 2022 and 2021 for each of the following categories of services are set forth below:

Service Category	2022	2021
Audit	$2,448,500	$2,132,914
Audit-Related	0	0
Tax	615,332	515,521
All Other	18,000	18,000
Total	$3,081,832	$2,666,435

Audit Fees: Audit fees primarily relate to integrated audits of our annual consolidated financial statements and internal control over financial reporting under Sarbanes-Oxley Section 404, reviews of our quarterly consolidated financial statements, audits of our subsidiaries’ financial statements and comfort letters and consents related to SEC registration statements.

Audit-Related Fees: Audit-Related fees are primarily for assurance and related services that are traditionally performed by the independent registered public accounting firm and include due diligence and accounting consultations.

Tax Fees: Tax fees include tax compliance, tax planning, tax advisory and related tax services.

All Other Fees: All Other fees relate to review of securitization deals and other SEC filings.

The audit committee has also adopted policies and procedures for pre-approving all non-audit work performed by our independent registered public accounting firm. Specifically, the audit committee pre-approved the use of Ernst & Young for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; securitization deals, and reviews and procedures that we request Ernst & Young to undertake to provide assurance on matters not required by laws or regulations. In each case, the audit committee also set a specific annual limit on the amount of such services that we would obtain from Ernst & Young, required management to report the specific engagements to the audit committee on a quarterly basis and required management to obtain specific pre-approval from the audit committee for any engagement over five percent of the total amount of revenues estimated to be paid by us to Ernst & Young during the then current fiscal year. Our audit committee approved the hiring of Ernst & Young to provide all the services detailed above prior to Ernst & Young’s engagement. None of the services related to the audit-related fees described above was approved by the audit committee pursuant to a waiver of pre-approval provisions set forth in the applicable rules of the SEC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2023.

ADDITIONAL MATTERS

Access to Form 10-K

On written request, we will provide without charge to each record or beneficial holder of our common stock as of April 13, 2023, a copy of our annual report on Form 10-K for the year ended December 31, 2022, as filed with the SEC. You should address your request to Investor Relations, Chimera Investment Corporation, 630 Fifth Avenue, Suite 2400, New York, NY 10111 or email your request to us at investor@chimerareit.com.

We make available on our website, www.chimerareit.com, under “Filings & Reports—SEC Filings,” free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

Stockholder Proposals

Any stockholder intending to present a proposal pursuant to Rule 14a-8 of the Exchange Act at our 2024 annual meeting of stockholders and have the proposal included in the proxy statement for such meeting must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than December 28, 2023.

In addition, pursuant to our current bylaws, any stockholder business proposal for consideration at the 2024 annual meeting of stockholders submitted outside the processes of Rule 14a-8 of the Exchange Act, including any stockholder nominations for our Board of Directors, must be received by us not earlier than 150 days nor later than 5:00 p.m. Eastern Time 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting (or between November 28, 2023 and 5:00 p.m. Eastern Time on December 28, 2023, based on the date of this year’s Proxy Statement of April 26, 2023).

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for our annual meeting to be held in 2024 must also comply with the additional requirements of Rule 14a-19 under the Exchange Act no later than April 15, 2024, including providing a statement at that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees. If our 2024 annual meeting is changed by more than 30 calendar days from the first anniversary of our 2023 annual meeting, stockholders must comply with the additional requirements of Rule 14a-19 under the Exchange Act no later than the later of 60 calendar days prior to the date of the 2024 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting is first made.

Any such nomination or proposal should be sent to Secretary, Chimera Investment Corporation, 630 Fifth Avenue, Suite 2400, New York, NY 10111 and, to the extent applicable, must comply with the requirements of our current bylaws.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not know of any matter that will be presented for consideration at the annual meeting other than as described in this Proxy Statement.

APPENDIX I

CHIMERA INVESTMENT CORPORATION

2023 EQUITY INCENTIVE PLAN

(as adopted effective June 14, 2023)

Section 1.            Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in attracting, rewarding, and retaining employees, non-employee directors or other service providers and to motivate such employees, non-employee directors or other Persons who perform services for the Company or an Affiliate to stimulate their efforts toward the Company’s continued success, long-term growth and profitability by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, non-employee directors or other service providers will have in the welfare of the Company as a result of their proprietary interest in the Company’s success. Upon becoming effective, the Plan replaces, and no further awards shall be made under, the Prior Plan.

Section 2.            Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)          Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)          Affiliate: Any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or stockholder of the Company has an interest.

(c)          Award: An Option, Stock Appreciation Right, Restricted Stock, Dividend Equivalent Right, or Other Share-Based Award (including RSUs) granted pursuant to the Plan. Certain Awards may be Performance Awards.

(d)          Beneficial Owner: A “beneficial owner,” as such term is defined in Rule 13d-3 and 13d-5 under the Act (or any successor rule thereto).

(e)          Board: The Board of Directors of the Company.

(f)          Change in Control: The occurrence of any of the following events:

i.          stockholder approval of the complete liquidation or dissolution of the Company;

ii.       the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person or Group;

iii.        any Person or Group is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting shares of the Company;

iv.       a merger, consolidation or statutory share exchange where the Company’s stockholders immediately prior to such event hold less than 50% of the voting power of the surviving or resulting entity; or

v.      during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.

(g)       Code: The Internal Revenue Code of 1986, as now in effect or as hereafter amended. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

(h)       Committee: The Compensation Committee of the Board or such other committee as may be appointed by the Board in accordance with Section 4 of the Plan. The Board may exercise any power or right of the Committee; provided, that, the Board may not grant any Award that is intended to be performance-based compensation under Section 162(m) of the Code.

(i)         Company: Chimera Investment Corporation, a Maryland corporation.

(j)      Dividend Equivalent Right: a right awarded under Section 8 of the Plan to receive (or have credited) the equivalent value of dividends paid on common stock of the Company.

(k)       Effective Date: The date the Plan was first approved by the Company’s stockholders, at the annual meeting of stockholders held on June 14, 2023.

(l)       Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange on such date, then the immediately preceding date on which sales of the Shares have been so reported shall be used; provided that, if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(m)      Full Value Award: Includes (i) any Award under the Plan that is not an Option or Stock Appreciation Rights, including Restricted Stock, Dividend Equivalent Right, or Other Share-Based Award (including RSUs), and (ii) any comparable awards made under the Prior Plan.

(n)        Group: A “group” as such term is used in Sections 13(d) and 14(d) of the Act, acting in concert.

(o)      ISO: An Option that is also an incentive stock option, as described in Section 422 of the Code, granted pursuant to Section 6(c) of the Plan.

(p)         Option: An option to purchase Shares granted pursuant to Section 6 of the Plan.

(q)        Option Price: The purchase price per Share under the terms of an Option, as determined pursuant to Section 6(a) of the Plan.

(r)          Other Share-Based Awards: Awards granted pursuant to Section 9 of the Plan.

(s)         Participant: Members of the Board, employees of, or any Person who performs services for, the Company or an Affiliate of the Company (whether as a consultant, advisor or otherwise) who is selected by the Committee to participate in the Plan.

(t)        Performance Award: An Award made subject to the attainment of performance goals (as described in Section 10) over a performance period established by the Committee.

(u)         Person: A “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(v)         Plan: The 2023 Equity Incentive Plan, as the same may be amended from time to time.

(w)         Prior Plan: The 2007 Equity Incentive Plan, as amended and restated effective December 10, 2015.

(x)         RSU: A restricted stock unit, granted pursuant to Section 9 of the Plan, which represents the right to receive a Share.

(y)         Section 409A: Section 409A of the Code.

(z)         Shares: Shares of common stock of the Company, subject to adjustment pursuant to Section 11 of the Plan.

(aa)       Substitute Award: Any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

(bb)       Stock Appreciation Right: A stock appreciation right granted in connection with or independent of the grant of an Option, pursuant to Section 7 of the Plan.

Section 3.            Shares Subject to the Plan

Subject to this Section 3, and subject to adjustments as provided in Section 11, the total number of Shares subject to Awards granted under the Plan, in the aggregate, may not exceed 20,000,000, subject to the following additional provisions of this Section 3; provided, however, that the foregoing share limit shall be reduced by any awards granted under the Prior Plan after April 13, 2023 and prior to the effective date of this Plan:

(a)         Expired or Terminated Awards. If any Award under the Plan expires, or is terminated, surrendered, or forfeited, in whole or in part, the unissued Shares covered by such Award shall again be available for the grant of Awards under the Plan on a one-for-one basis. In addition, Shares underlying any outstanding award granted under the Prior Plan that, following the Effective Date, expires, or is terminated, surrendered, or forfeited for any reason without issuance of such shares (including for outstanding performance share awards to the extent they are earned based on actual performance at less than the amount counted against the share pool at the time of initial grant) shall be available for the grant of new Awards under this Plan on a one-for-one basis.

(b)         Cash-Settled Awards. Any Award settled in cash shall not be counted as Shares for any purpose under this Plan.

(c)         Options and Stock Appreciation Rights: No Net Counting of Options or Stock Appreciation Rights; Counting of Shares Used to Pay Option Price and Withholding Taxes. The full number of Shares with respect to which an Option or Stock Appreciation Right is granted shall count against the aggregate number of Shares available for grant under the Plan. Accordingly, if in accordance with the terms of the Plan, a Participant pays the Option Price for an Option by either tendering previously owned Shares or having the Company withhold Shares, then such Shares surrendered to pay the Option Price shall continue to count against the aggregate number of Shares available for grant under the Plan set forth in this Section 3. In addition, if in accordance with the terms of the Plan, a Participant satisfies any tax withholding requirement with respect to any taxable event arising as a result of this Plan with respect to an Award of Options or Stock Appreciation Rights by either tendering previously owned Shares or having the Company withhold Shares, then such Shares surrendered to satisfy such tax withholding requirements shall continue to count against the aggregate number of Shares available for grant under the Plan set forth in this Section 3. Any Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, options under the Prior Plan, shall not be added to the Shares available for grant under this Plan.

(d)         Full Value Awards: Withholding Taxes. If in accordance with the terms of the Plan, a Participant satisfies any tax withholding requirement on or after the Effective Date with respect to any taxable event arising as a result of this Plan or the Prior Plan with respect to a Full Value Award by having the Company withhold Shares, then such surrendered Shares shall again be available for the grant of future Awards under the Plan.

(e)         Substitute Awards. In the case of any Substitute Award, such Substitute Award shall not be counted against the number of shares reserved under the Plan.

(f)          ISOs. All 20,000,000 Shares set forth above in this Section 3 may be granted as ISOs.

(g)         Source of Shares. The Shares that may be used hereunder may consist, in whole or in part, of unissued Shares or previously issued Shares that have been reacquired by the Company.

Section 4.           Administration

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part as it determines, including to a subcommittee consisting of at least two individuals who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto). The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time, in its sole discretion (including, without limitation, accelerating or waiving any vesting conditions and/or accelerating any payment). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes of any relevant jurisdiction as a result of the granting, vesting or exercise of an Award, or upon the sale of Shares acquired by the granting, vesting or exercise of an Award. For avoidance of doubt, if at any time the Committee determines that it has not received or required sufficient payment in respect of such withholding, the Committee is authorized to require such additional payments as it determines are necessary, and may withhold from such sources as it determines are necessary, including by payroll deductions.

Section 5.           Limitations

No Award may be granted under the Plan after June 14, 2033 (the tenth anniversary of the date that the Company’s stockholders approve the adoption of the Plan), but Awards theretofore granted may extend beyond that date and will continue to be governed by the terms of the Plan.

Section 6.           Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified stock options or ISOs for United States federal income tax purposes (or other types of Options in jurisdictions outside the United States), as evidenced by the related Award, and shall be subject to the foregoing, the following terms and conditions, and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)         Option Price; Exercisability. Any Option granted under the Plan shall have an Option Price of not less than the Fair Market Value of one Share on the date the Option is granted, and shall be vested and exercisable in installments at such time and upon such terms and conditions, as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(b)         Exercise of Options. Except as otherwise provided in the Plan or in an Award, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable.

For purposes of this Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i) through (v) in the following sentence. Except as otherwise provided in an Award, the purchase price for the Shares as to which an Option is exercised shall be paid in full at the time of exercise at the election of the Participant: (i) in cash or its equivalent (e.g., by check); (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares; (iv) to the extent permitted by applicable law through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased or (v) to the extent permitted by the Committee, through net settlement in Shares (a “cashless exercise”). The Committee may also authorize the Company to make or facilitate loans to Participants to enable them to exercise Options to the extent not prohibited by applicable law. The Committee may permit Participants to exercise Options in joint-tenancy with the Participant’s spouse.

(c)         ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. No ISO shall have an Option Price of less than the Fair Market Value of one Share on the date granted or have a term in excess of ten years. Additionally, no ISO may be granted to any Participant who, at the time of such grant, owns more than ten percent of the total combined voting power of all classes of shares of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of one Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (A) within two years after the date of grant of such ISO or (B) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All options granted under the Plan are intended to be nonqualified stock options, unless the applicable award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(d)         Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Option Price (or taxes relating to the exercise of an Option) by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee (and to the extent permitted by applicable law), satisfy such delivery requirement by presenting proof of record ownership of such Shares, or, to the extent permitted by the Committee, beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

Section 7.            Terms and Conditions of Stock Appreciation Rights

(a)         Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in a Stock Appreciation Right Award).

(b)         Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) the minimum amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to a payment from the Company of an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)         Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability of Stock Appreciation Rights as it may deem fit; provided that no Stock Appreciation Right may remain exercisable more than 10 years after the date of grant.

Section 8.            Dividend Equivalent Rights

(a)         Grants. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of Dividend Equivalent Rights to Participants, either as a stand-alone Award or as a feature of any Full Value Award, based on the regular cash dividends declared on Shares, to be credited as of the dividend payment dates during the period between the date an Award is granted and the date such Award vests, as determined by the Committee. Dividend Equivalent Rights shall not be granted in relation to an Option or Stock Appreciation Rights. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. If a Dividend Equivalent Right is granted in respect of another Full Value Award, then notwithstanding any provision herein to the contrary, in no event will such Dividend Equivalent Right vest or otherwise be paid out prior to the time that the underlying Award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such Award does not vest (including both time-based and performance-based Awards).

(b)         Certain Terms. The terms of a Dividend Equivalent Right shall be set by the Committee in its discretion. Payment of the amount determined in accordance with Section 8(a) shall be in cash, in Common Stock or a combination of both, as determined by the Committee.

Section 9.            Other Share-Based Awards

The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares, Awards of RSUs and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value, of Shares (“Other Share-Based Awards”). Such Other Share-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Share-Based Awards may be granted alone or in addition to any other

Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine: (i) to whom and when Other Share-Based Awards will be made; (ii) the number of Shares to be awarded under (or otherwise related to) such Other Share-Based Awards; (iii) whether such Other Share-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and (iv) all other terms and conditions of such Other Share-Based Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable). For the avoidance of doubt and notwithstanding any provision herein to the contrary, in no event will dividends vest or otherwise be paid out with respect to an Other Share-Based Award prior to the time that the underlying Award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such Award does not vest (including both time-based and performance-based Awards).

Section 10.         Performance Awards

(a)         Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

(b)         Performance Goals Generally. The performance goals for Performance Awards shall consist of one or more business or other criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may, in the discretion of the Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries, or business segments, as applicable. Performance goals may be absolute or relative (to the performance of one or more comparable companies or indices). The Committee may determine the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(c)         Business Criteria. For purposes of Performance Awards, the Committee may select any business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total shareholder return and earnings per share criteria), including any of the following: (i) cash flow; (ii) earnings per share, as adjusted for any stock split, stock dividend or other recapitalization; (iii) other earnings or income measures (including EBIT and EBITDA); (iv) total stockholder return; (v) share price performance, as adjusted for any stock split, stock dividend or other recapitalization; (vi) dividends per Share; (vii) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or revenue); (viii) revenue; (ix) profit margin; (x) expense targets; (xi) cost control measures; (xii) balance sheet metrics; (xiii) strategic initiatives; (xiv) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction; (xv) successful completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations, or other transactions, or improvements in capital structure; (xvi) debt levels or reduction or debt ratios; (xvii) operating efficiency; or (xviii) any combination of the forgoing business criteria. Such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income, operating income, etc.).

(d)         Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards.

Section 11.         Adjustments Upon Certain Events

Subject to Section 19 below, the following provisions shall apply to all Awards granted under the Plan:

(a)         Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spinoff or combination transaction or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities available for issuance, issued or reserved for issuance pursuant to the Plan and pursuant to outstanding Awards; (ii) the maximum amounts of Awards that may be granted during a calendar year to any Participant pursuant to Section 10(b); (iii) the Option Price or exercise price of any Stock Appreciation Right; and/or (iv) performance goals or any other affected terms of any Award.

(b)         Change in Control. In the event of a Change in Control after the Effective Date, unless otherwise provided in the applicable award agreement, outstanding Awards will either be continued by the Company (subject to such adjustments as the Committee deems equitable to reflect the transaction), or in the manner described in any applicable transaction documents, be (1) assumed by the Company’s successor or its parent (subject to any adjustments contemplated to reflect the transaction), or (2) canceled and replaced with a substitute award issued by the Company’s successor or its parent. Notwithstanding the foregoing, if a Change in Control occurs and the Company determines not to continue an Award and provision is not made for the assumption or replacement of the Award, then the Award will instead be treated as follows:

i.          Any time-based vesting conditions will be deemed satisfied upon the Change in Control; and

ii.         Any performance-based vesting conditions will be deemed satisfied upon the Change in Control at the “target” performance level or, if greater, at the level of performance achieved as of a date reasonably proximate to the Change in Control (without pro-ration of the applicable performance goals, unless otherwise determined by the Committee).

Section 12.          No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or service or consulting relationship of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the employment or service or consulting relationship of such Participant. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

Section 13.          Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

Section 14.          Transferability of Awards

Unless otherwise permitted by the Committee on such terms and conditions as it shall determine, an Award shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. In no event may an Award be transferred to a third party financial institution for value.

Section 15.          Amendments or Termination; No Repricing

(a)         Amendment and Termination. Subject to Section 11 of the Plan, the Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would: (a) increase the maximum number of Shares available for Awards under the Plan (including the limits applicable to the different types of Awards) or change the class of eligible Participants under the Plan (other than amendments having such purpose that are approved by a majority of the Stockholders of the Company that are present and entitled to vote on such matter at a meeting duly convened for such purposes (or such other standard of Stockholder vote as may be required by applicable state or federal law)); (b) without the consent of a Participant, diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; or (c) be prohibited by applicable law or otherwise require stockholder approval; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit Awards to meet the requirements of the Code or other applicable laws.

(b)         No Repricing of Options or Stock Appreciation Rights. In no event may the Board amend the Plan or any Award to provide for the repricing of any Option Price or exercise price of any Stock Appreciation Rights without the approval by the stockholders of the Company. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or Stock Appreciation Right to lower its Option Price or exercise price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or Stock Appreciation Right at a time when its Option Price or grant price is greater than the Fair Market Value of the underlying Shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 11 above. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

Section 16.         International Participants

With respect to Participants, if any, who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions.

Section 17.          Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

Section 18.          Effectiveness of the Plan

The Plan shall be effective as of the Effective Date.

Section 19.          Section 409A

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee reasonably determines that any amounts payable hereunder may be taxable to a Participant under Section

409A prior to payment to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to comply with the requirements of Section 409A. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and additional taxes under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s separation from service with the Company shall instead be paid on the first payroll date after the six (6)-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

Section 20.          Tax Withholding

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. In that regard, the Company may cause any such tax withholding obligation to be satisfied by the Company withholding Shares having a fair market value on the date the tax is to be determined equal to the total tax which could be imposed on the transaction. In the alternative, the Company may permit Participants to elect to satisfy the tax withholding obligation, in whole or in part, by either (i) having the Company withhold Shares having a fair market value on the date the tax is to be determined equal to the total tax which could be imposed on the transaction or (ii) tendering previously acquired Shares having an aggregate fair market value equal to the total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. Share withholding for required taxes shall not exceed maximum statutory rates.

Section 21.          Recoupment (Clawback)

Each Award granted under the Plan is subject to any written recoupment or “clawback” policy adopted by the Board. Any such policy may subject Awards and amounts paid or realized with respect to Awards to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an account restatement due to the Company’s material noncompliance with financial reporting regulations or other events of wrongful conduct specified in any such policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and applicable securities exchange which the Board determines should apply to the Plan.

APPENDIX II
ROAE Calculation

For purposes of calculating the ROAE, the Company’s net income is determined in accordance with GAAP, but excluding non-cash, non-operating expense items such as depreciation expense, amortization of goodwill and other non-cash, non-operating expense items as determined by the compensation committee in its sole discretion for the applicable performance period. If, for any portion of any performance period, (i) the Company does not use hedge accounting or (ii) its derivative hedging instruments or any portion thereof are otherwise deemed ineffective, which in either case, results in changes in the value of such hedging instruments being recorded in the Company’s GAAP income statement, then any gains or losses from such hedging instruments will also be excluded. The Company’s average equity under the employment agreements means the stockholders’ equity of the Company as determined in accordance with GAAP, but excluding accumulated other comprehensive income or loss (which, among other things, reflects unrealized gains or losses in the Company’s residential mortgage-backed securities portfolio), stockholders’ equity attributable to preferred stock and other items as determined by the compensation committee in its sole discretion for the applicable performance period. For purposes of calculating ROAE, Company Average Equity will be determined based on the average of the Company’s stockholders’ equity calculated as described in the preceding sentence as of the last day of each quarter during the applicable performance period. Notwithstanding the foregoing, stockholders’ equity attributable to an issuance of common stock of the Company during the performance period shall be excluded from the calculation of “Company Average Equity” for a period of six months from such issuance.

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CHIMERA INVESTMENT CORPORATION

CHIMERA INVESTMENT CORPORATION
ATTN: SUBRAMANIAM VISWANATHAN
630 FIFTH AVENUE, SUITE 2400
NEW YORK, NY 10111

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CIM2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V06728-P87868

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHIMERA INVESTMENT CORPORATION

The Board of Directors recommends you vote FOR all nominees and FOR proposals 2, 4, 5 and EVERY YEAR on proposal 3.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Mark Abrams	☐	☐	☐
1b. Gerard Creagh	☐	☐	☐
1c. Kevin G. Chavers	☐	☐	☐
1d. Phillip J. Kardis II	☐	☐	☐
2. The proposal to approve a non-binding advisory resolution on executive compensation.	☐	☐	☐

	Every Year	Every 2 Years	Every 3 Years	Abstain
3. The proposal to approve a non-binding advisory resolution on the frequency of advisory votes on executive compensation.	☐	☐	☐	☐

	For	Against	Abstain
4. The proposal to approve the Company's 2023 Equity Incentive Plan.	☐	☐	☐
5. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the 2023 fiscal year.	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion upon any other matter that may properly come before the meeting or any adjournment(s) or postponement(s) thereof. The undersigned acknowledges receipt of the Notice of the Annual Meeting and the accompanying Proxy Statement, the terms of each of which are incorporated by reference into this Proxy Card.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

V06729-P87868

CHIMERA INVESTMENT CORPORATION
This proxy is solicited by the Board of Directors
Annual Meeting of Stockholders
June 14, 2023

Revoking all prior proxies, the undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on June 14, 2023 and the accompanying Proxy Statement, the terms of which are incorporated by reference, and hereby appoints Dan Thakkar and Subramaniam Viswanathan, and each of them, as proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Common Stock, par value $0.01 per share, of Chimera Investment Corporation (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held via a live webcast at www.virtualshareholdermeeting.com/CIM2023 commencing at 10:00 a.m., New York Time, on Wednesday, June 14, 2023 and at any postponement or adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" all director nominees, "FOR" proposals 2, 4, 5 and EVERY YEAR on proposal 3, and in accordance with the Board of Directors' recommendations upon such other matters as may properly come before the Annual Meeting of Stockholders.

Continued and to be signed on reverse side